UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to Section 240.14a-12

CLARIVATE PLC

(Name of Registrant as Specified In Its Charter)
n/a

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

[                 ], 2022
Dear Shareholder:
Clarivate Plc is pleased to invite you to our 2022 Annual General Meeting of Shareholders. The Annual General Meeting will be held at 1:00 p.m. BST/8:00 a.m. EDT on Thursday, May 5, 2022, at the Clarivate Corporate Headquarters, 70 St Mary Axe, London EC3 8BA, United Kingdom.
Shareholders may also listen to the Annual General Meeting through our webcast via the event information set forth below. Any shareholder wishing to submit a question in connection with the Annual General Meeting may do so at any time by emailing AGM2022@clarivate.com.
Event address for webcast attendees:	shorturl.at/cmqyF or https://teams.microsoft.com/l/meetup-join/19%3ameeting_
MjAwYzZiYmEtYWM0NS00OGMxLWJjN2ItZjFkZjkwYmUyNjUy%40thread.v2/
0?context=%7b%22Tid%22%3a%22127fa96e-00b4-429e-95f9-72c2828437a4
%22%2c%22Oid%22%3a%223dabab15-2607-483d-be4b-0921b13a7368
%22%2c%22IsBroadcastMeeting%22%3atrue%7d&btype=a&role=a
Date and time:	Thursday, May 5, 2022
1:00 p.m. BST/8:00 a.m. EDT
Description	2022 Clarivate Annual General Meeting
Whether or not you attend the Annual General Meeting, it is important that you participate. We value the vote of every shareholder. Please review the enclosed Proxy Card carefully to understand how you may vote by proxy. If you choose to appoint a proxy, please sign and return your Proxy Card promptly or follow the instructions for internet voting provided on the Proxy Card. For Proxy Cards delivered in hard copy, a postage-paid return envelope is enclosed. Alternatively, a Proxy Card may be delivered by sending a scanned PDF version of the original by email to AGM2022@clarivate.com. If your shares are held in the name of a bank or broker, appointing a proxy will depend on the processes of the bank or broker, and you should follow the instructions you receive from your bank or broker.
If you wish to attend the Annual General Meeting in person, please let us know in advance. Each shareholder of record has the opportunity to vote in person at the Annual General Meeting. If your shares are not registered in your name (for instance, if you hold shares through a broker, bank, or other institution), please advise the shareholder of record that you wish to attend; that firm will then provide you with evidence of ownership that will be required for admission to the Annual General Meeting. Let us know if we can explain any of these matters or otherwise help you with voting or attending our Annual General Meeting.
Remember that your shares cannot be voted unless you submit your proxy or make arrangements to attend the Annual General Meeting and cast your vote in person. Your participation is important to all of us at Clarivate, so please review these materials carefully and cast your vote.
We look forward to hearing from you or seeing you at the Annual General Meeting.
Very truly yours,
Jaspal Chahal
Chief Legal Officer and General Counsel

1

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held
Thursday, May 5, 2022
To Our Shareholders:
The Annual General Meeting of Shareholders (the “Annual General Meeting”) of Clarivate Plc (“Clarivate” or the “Company”) will be held at 1:00 p.m. BST/8:00 a.m. EDT on Thursday, May 5, 2022, at the Clarivate Corporate Headquarters, 70 St Mary Axe, London EC3 8BA United Kingdom.
Shareholders may also listen to the Annual General Meeting through our webcast via the event information set forth below.
Date and time:	Thursday, May 5, 2022
1:00 p.m. BST/8:00 a.m. EDT
Description	2022 Clarivate Annual General Meeting
Event address for webcast attendees:	shorturl.at/cmqyF or https://teams.microsoft.com/l/meetup-join/19%3ameeting_
MjAwYzZiYmEtYWM0NS00OGMxLWJjN2ItZjFkZjkwYmUyNjUy%40thread.v2/
0?context=%7b%22Tid%22%3a%22127fa96e-00b4-429e-95f9-72c2828437
a4%22%2c%22Oid%22%3a%223dabab15-2607-483d-be4b-0921b13a7368%
22%2c%22IsBroadcastMeeting%22%3atrue%7d&btype=a&role=a
We are holding this Annual General Meeting to allow our shareholders to vote on several key topics:
✔
to elect 13 directors to serve until the next Annual General Meeting of Shareholders or until their respective successors are duly elected and qualified (Proposal 1);

✔
to authorize the Company to repurchase its ordinary shares in open-market transactions on the terms described in further detail herein (Proposal 2);

✔
to authorize the Company to repurchase its ordinary shares from any shareholder party to that certain Registration Rights Agreement with the Company dated as of October 1, 2020, as amended (each such shareholder party, a “Shareholder Party”), on the terms described in further detail herein (Proposal 3);

✔
to authorize the Company to repurchase its 5.25% Series A Mandatory Convertible Preferred Shares (“preferred shares”) in open-market transactions on the terms described in further detail herein (Proposal 4);

✔
to approve, on an advisory, non-binding basis, the compensation of our named executive officers (Proposal 5);

✔
to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accountants (Proposal 6); and

✔
to transact such other business as may properly come before the Annual General Meeting and any adjournments or postponements of the Annual General Meeting.

The text of the resolutions for each proposal is set forth below.
Only shareholders of record at the close of business on March 7, 2022 (the “Record Date”) are entitled to notice of, and to vote at, the Annual General Meeting and any adjournments or postponements of the Annual General Meeting. For ten days prior to the Annual General Meeting, a complete list of shareholders entitled to vote at the Annual General Meeting will be available for shareholders to review for purposes relevant to the meeting. To arrange to review that list contact Clarivate Plc, Attention: Secretary, 70 St Mary Axe, London EC3 8BA, United Kingdom.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON MAY 5, 2022: The Proxy Statement and our Annual

2

Report on Form 10- K for the year ended December 31, 2021 (our “Annual Report”) are available at http://ir.clarivate.com.
We will deliver a copy of the Proxy Statement and our Annual Report free of charge if a shareholder sends a request to the Secretary, Clarivate Plc, 70 St Mary Axe, London EC3 8BA, United Kingdom or calls +44 207 4334000.
We hope that you will promptly vote and submit your proxy by dating, signing, and returning the enclosed Proxy Card by mail or by email, or by following the instructions for internet voting provided on the Proxy Card, or, if you hold your shares in the name of a bank or broker, by following the instructions you receive from your bank or broker. Casting a vote by proxy will not limit your rights to vote at the Annual General Meeting.
Any shareholder who is entitled to vote at the Annual General Meeting is entitled to appoint one or more proxies to attend and vote instead of that shareholder. A proxy need not be a shareholder.

3

TEXT OF PROPOSED RESOLUTIONS
Text of Resolutions for Proposal 1
RESOLVED, that each of Jerre Stead, Valeria Alberola, Michael Angelakis, Jane Okun Bomba, Usama N. Cortas, Konstantin Gilis, Balakrishnan S. Iyer, Adam T. Levyn, Anthony Munk, Richard W. Roedel, Andrew Snyder, Sheryl von Blucher and Roxane White be elected to serve as a director of the Company until the 2023 Annual General Meeting, or until his or her successor is duly elected and qualified; and further
RESOLVED, that in the event that any of the above nominees should become unavailable prior to the Annual General Meeting, proxies in the enclosed form will be voted for a substitute nominee or nominees designated by the Board, or the Board may reduce the number of directors to constitute the entire Board, in its discretion.
Text of Resolutions for Proposal 2
RESOLVED AS A SPECIAL RESOLUTION, that the Company is hereby authorized to conduct open-market purchases of its ordinary shares from time to time as approved by the Board of Directors; provided that (i) this purchase authority shall extend from May 5, 2022 to May 4, 2027, inclusive; (ii) the price per ordinary share (exclusive of brokerage fees and commissions) paid by the Company pursuant to this resolution shall not be less than $10 per share nor in excess of $150 per share; and (iii) the Company shall not purchase more than 100,000,000 ordinary shares pursuant to this resolution (without giving effect to purchases pursuant to any other resolution); and further
RESOLVED, that, subject to Article 57(7) of the Companies (Jersey) Law 1991 (the "Law"), any ordinary shares that the Company purchases pursuant to the foregoing resolution may be held by it as treasury shares, and may, at the Company’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.
Text of Resolutions for Proposal 3
RESOLVED AS A SPECIAL RESOLUTION, that the Company is hereby authorized to purchase its ordinary shares from time to time from any shareholder party to that certain Registration Rights Agreement with the Company dated as of October 1, 2020, as amended (each such shareholder party, a “Shareholder Party”), as approved by the Board of Directors; provided that (i) this purchase authority shall extend from May 5, 2022 to May 4, 2027, inclusive; (ii) each purchase from a Shareholder Party shall be executed pursuant to a Share Repurchase Agreement between the Company and the applicable Shareholder Party substantially in the form set forth in Appendix A hereto; (iii) the price per share payable by the Company for ordinary shares purchased pursuant to this resolution shall be equal to the volume weighted average price of the ordinary shares for the consecutive trading-day period established by the Board that ends on the trading day immediately prior to the date on which such Share Repurchase Agreement is entered into, as displayed under the heading “VWAP” on the applicable Bloomberg page or on or by another third-party market data provider approved by the Board; (iv) the consecutive trading-day period established by the Board pursuant to this resolution shall not be fewer than five consecutive trading days nor greater than ninety consecutive trading days; and (v) the Company shall not purchase more than 50,000,000 ordinary shares pursuant to this resolution (without giving effect to purchases pursuant to any other resolution); and further
RESOLVED, that, subject to Article 57(7) of the Law, any ordinary shares that the Company purchases pursuant to the foregoing resolution may be held by it as treasury shares, and may, at the Company’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.

4

Text of Resolutions for Proposal 4
RESOLVED AS A SPECIAL RESOLUTION, that the Company is hereby authorized to conduct open-market purchases of its 5.25% Series A Mandatory Convertible Preferred Shares (the “preferred shares”) from time to time as approved by the Board of Directors; provided that (i) this purchase authority shall extend from May 5, 2022 to June 1, 2024, inclusive; (ii) the price per preferred share (exclusive of brokerage fees and commissions) paid by the Company pursuant to this resolution shall not be less than $32 per share nor in excess of $570 per share; and (iii) the Company shall not purchase more than 14,375,000 preferred shares pursuant to this resolution (without giving effect to purchases pursuant to any other resolution); and further
RESOLVED, that, subject to Article 57(7) of the Law, any preferred shares that the Company purchases pursuant to the foregoing resolution may be held by it as treasury shares, and may, at the Company’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.
Text of Resolutions for Proposal 5
RESOLVED, that the shareholders of the Company hereby approve, on an advisory, nonbinding basis, the compensation of our named executive officers as disclosed in this Proxy Statement.
Text of Resolutions for Proposal 6
RESOLVED, that the shareholders of the Company hereby ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year 2022 on a non-binding and advisory basis.
BY ORDER OF THE BOARD OF DIRECTORS
Jaspal Chahal
Chief Legal Officer and General Counsel
[                 ], 2022

5

Appendix A Form of Share Repurchase Agreement Between Clarivate and Shareholder Party	73
Appendix B Non-GAAP Financial Metrics	78

i

PROXY STATEMENT
INFORMATION CONCERNING VOTING AND PROXY SOLICITATION
This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Clarivate Plc, a company limited by shares incorporated under the laws of Jersey, Channel Islands, of proxies for the 2022 Annual General Meeting of Shareholders and any adjournments or postponements thereof.
The Annual General Meeting will be held at the Clarivate Corporate Headquarters, 70 St Mary Axe, London EC3 8BA, United Kingdom.
Shareholders may also listen to the Annual General Meeting through our webcast via the event information set forth below.
Date and time:	Thursday, May 5, 2022 1:00 p.m. BST/8:00 a.m. EDT
Description	2022 Clarivate Annual General Meeting
Event address for webcast attendees:	shorturl.at/cmqyF or https://teams.microsoft.com/l/meetup-join/19%3ameeting_MjAwYzZiYmEtYWM0NS00OGMxLWJjN2ItZj
FkZjkwYmUyNjUy%40thread.v2/0?context=%7b%22Tid% 22%3a%22127fa96e-00b4-429e-95f9-72c2828437a4%22%2c% 22Oid%22%3a%223dabab15-2607-483d-be4b-0921b13a7368% 22%2c%22IsBroadcastMeeting%22%3atrue%7d&btype=a&role=a
This Proxy Statement, the Annual Report on Form 10-K for the year ended December 31, 2021 (our “Annual Report”), and the accompanying form of Proxy Card are being first sent to shareholders on or about [                 ], 2022.
References in this Proxy Statement to “we,” “us,” “our,” the “Company,” and “Clarivate” refer to Clarivate Plc.
Appointment of Proxy Holders
The Board of Directors of Clarivate (the “Board of Directors” or “Board”) asks you to appoint the following individuals as your proxy holders to vote your shares at the 2022 Annual General Meeting of Shareholders:
Jerre Stead
Executive Chairman and Chief Executive Officer
Jonathan Collins
Executive Vice President and Chief Financial Officer
Jaspal Chahal
Chief Legal Officer and General Counsel
You may make this appointment by using one of the methods described below. If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by the Board.
Unless you otherwise indicate on the Proxy Card, you also authorize your proxy holders to vote your shares on any matters not known by the Board at the time this Proxy Statement was printed and that, under our Articles of Association, may be properly presented for action at the Annual General Meeting.

If you do not wish to appoint Messrs. Stead and Collins and Ms. Chahal as your proxies, you need not do so. Any shareholder who is entitled to vote at the Annual General Meeting is entitled to appoint one or more proxies to attend and vote instead of that shareholder. A proxy need not be a shareholder. Any such appointment must be submitted to the Company in accordance with its Articles of Association.
Who Can Vote
Only shareholders who owned our ordinary shares at the close of business on March 7, 2022 — the “Record Date” for the Annual General Meeting — can vote at the Annual General Meeting.
Each holder of our ordinary shares is entitled to one vote for each share held as of the Record Date. As of the close of business on the Record Date, we had 683,575,840 ordinary shares outstanding and entitled to vote.
There is no cumulative voting in the election of directors.
How You Can Vote
You may vote your shares at the Annual General Meeting by proxy, as described below. If your shares are held in the name of a bank or broker, voting by proxy will depend on the processes of the bank or broker, and you should follow the voting instructions on the form you receive from your bank or broker.
Voting by Proxy.   Shareholders of record may appoint a proxy by signing, dating, and returning the Proxy Card in the enclosed postage-paid return envelope or by email, or by following the instructions for internet voting provided on the Proxy Card. Carefully review and follow the instructions on the enclosed Proxy Card. The shares represented will be voted in accordance with the directions in the Proxy Card.
•
By Mail.   The Proxy Card must be received by us at the address specified in the Proxy Card (Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood NY 11717) no later than 11:59 p.m. Eastern time on May 3, 2022. Please mail your Proxy Card in the enclosed postage-paid return envelope no later than April 18, 2022 in order to allow sufficient time for us to receive your Proxy Card by mail.

•
By Email.   A Proxy Card may be delivered to us by sending a scanned PDF version of the original by email to: AGM2022@clarivate.com. A Proxy Card sent to us by email must be received by us no later than 11:59 p.m. Eastern time on May 3, 2022.

•
By Internet.   Please follow the instructions set forth on the Proxy Card to vote using the internet. You must register your vote over the internet no later than 11:59 p.m. Eastern time on May 3, 2022.

A form of proxy different from the Proxy Card may be submitted to the Company in the manner contemplated by the Articles of Association.
Voting at the Annual General Meeting.   Each shareholder of record has the opportunity to vote in person at the Annual General Meeting. If your shares are not registered in your name (for instance, if you hold shares through a broker, bank, or other institution), please advise the shareholder of record that you wish to attend; that firm will then provide you with evidence of ownership that will be required for admission to the Annual General Meeting.
Revocation of Proxies
Shareholders can revoke their proxies at any time before they are exercised in any of the following ways:
•
by voting in person at the Annual General Meeting;

•
by submitting written notice of revocation to the Secretary prior to 11:59 p.m. Eastern time on May 3, 2022; or

•
by submitting another proxy — properly executed and delivered — on a later date, but prior to 11:59 p.m. Eastern time on May 3, 2022.

Quorum
A quorum, which is shareholders holding in aggregate not less than a simple majority of all ordinary shares outstanding present in person or by proxy and entitled to vote (provided there are present in person at least two shareholders entitled to vote), must be present to hold the Annual General Meeting. A quorum is calculated based on the number of shares represented by the shareholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on any given proposal. “Broker non-votes” (see “Required Vote” below) will be counted as ordinary shares that are present for the purpose of determining the presence of a quorum but will have no effect with respect to any matter for which a broker does not have authority to vote.
Required Vote
With respect to each of Proposal 1 (election of directors), Proposal 5 (advisory vote on executive compensation or “say on pay”) and Proposal 6 (ratification of appointment of independent registered public accountants), the proposal will be passed if approved by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.
With respect to Proposal 2 (open-market share repurchases of ordinary shares) and Proposal 4 (open-market share repurchases of preferred shares), the proposal will be passed if approved by two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.
With respect to Proposal 3 (share repurchases from certain shareholders), the proposal will be passed if approved by both (i) two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy and (ii) a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy, excluding for purposes of this clause (ii) votes cast by the applicable Shareholder Party.
Please note that under New York Stock Exchange (“NYSE”) rules, brokers may not vote your shares on certain “non-routine” matters without your voting instructions. Accordingly, if you do not provide your broker or other nominee with instructions on how to vote your shares, this will be considered a “broker non-vote” and your broker or nominee will not be permitted to vote those shares on Proposal 1 (election of directors), Proposal 2 (open-market share repurchases of ordinary shares), Proposal 3 (share repurchases from certain shareholders), Proposal 4 (open-market share repurchases of preferred shares) or Proposal 5 (say on pay). Your broker or nominee will be entitled to cast votes on Proposal 6 (ratification of appointment of independent registered public accountants).
We encourage you to provide instructions to your broker regarding the voting of your shares.
Please note that “vote cast” means a vote “FOR” or “AGAINST” a proposal. An abstention, or “ABSTAIN” vote, is not a “vote cast” and will not factor into whether a Proposal is passed.
Solicitation of Proxies
We pay the cost of printing and mailing the Notice of Annual General Meeting, the Annual Report, and all proxy and voting materials. We have retained D.F. King & Co., Inc. to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation for a fee of $10,000, plus reasonable expenses. Our directors, officers and other employees may participate in the solicitation of proxies by personal interview, telephone, or email. No additional compensation will be paid to our directors, officers or other employees for solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our ordinary shares.

Shareholders Who Share an Address
Multiple Clarivate shareholders who share an address may receive only one copy of this Proxy Statement and the Annual Report, unless the shareholder gives instructions to the contrary. We will deliver promptly a separate copy of this Proxy Statement and the Annual Report to any Clarivate shareholder who resides at a shared address and to which a single copy of the documents was delivered if the shareholder makes a request by contacting the Secretary at:
Clarivate Plc
70 St Mary Axe
London EC3 8BA
United Kingdom
(or by telephone: +44 207 4334000)
Multiple shareholders who share a single address and who receive multiple copies of the Proxy Statement and the Annual Report and who wish to receive a single copy of each at that address in the future will need to contact their bank, broker, or other nominee.
Forward-Looking Statements
This Proxy Statement contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and may use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: guidance outlook and predictions relating to expected operating results, such as revenue growth and earnings; strategic actions such as acquisitions, joint ventures, and dispositions, including the anticipated benefits therefrom, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our ability to successfully realize cost savings initiatives and transition services expenses; our belief that we have sufficient liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, the COVID-19 pandemic and governmental responses thereto, contingent liabilities, and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption “Risk Factors” in our annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at www.clarivate.com.

Important Reminder

Please promptly vote and submit your proxy by mail or email, or by following the instructions for internet voting provided on the Proxy Card, or if you hold your shares through a bank or broker, as instructed by your bank or broker.

To appoint a proxy, you may sign, date, and return the enclosed Proxy Card in the postage-paid return envelope, or email it to AGM2022@clarivate.com or follow the instructions for internet voting provided on the Proxy Card. We must receive your Proxy Card or internet voting instructions by 11:59 p.m. Eastern time on May 3, 2022. If mailing, please mail your Proxy Card no later than April 18, 2022.

PROPOSAL 1:   ELECTION OF DIRECTORS
Directors and Nominees
Pursuant to the Company’s Articles of Association, as of the date of this Proxy Statement, the Board has determined that it be composed of 15 directors. Directors elected at the Annual General Meeting will hold office until the Annual General Meeting in 2023, or until their respective successors have been duly elected and qualified.
Each director nominee set forth below has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected. In the event that any of the nominees should become unavailable prior to the Annual General Meeting, proxies in the enclosed form will be voted for a substitute nominee or nominees designated by the Board, or the Board may reduce the number of directors to constitute the entire Board, in its discretion. Usama N. Cortas and Adam T. Levyn have been nominated pursuant to the Company’s obligations under the Investor Rights Agreement dated October 1, 2020, entered into in connection with the Company’s acquisition of CPA Global. Andrew Snyder has been nominated pursuant to the Company’s obligations under the Director Nomination Agreement dated December 1, 2021, entered into in connection with the Company’s acquisition of ProQuest.
Nicholas Macksey and Charles J. Neral, who have each served as directors since May 2019, are not standing for reelection at the Annual General Meeting.
2022 NOMINEES FOR DIRECTOR
For more information about each director nominee, our continuing directors, and the operation of our Board, see “Corporate Governance and Board of Directors — Business Experience and Qualification of Board Members” below.
Name	Age	Director Since	Position within Company
Jerre Stead	79	2019	Chief Executive Officer and Chairman
Valeria Alberola	50	2021	Director
Michael Angelakis	57	2021	Director
Jane Okun Bomba	59	2020	Director
Usama N. Cortas	44	2020	Director
Konstantin Gilis	48	2019	Director
Balakrishnan S. Iyer	65	2019	Director
Adam T. Levyn	39	2020	Director
Anthony Munk	61	2019	Lead Independent Director
Richard W. Roedel	72	2020	Director
Andrew Snyder	51	2021	Director
Sheryl von Blucher	60	2019	Director
Roxane White	58	2021	Director
Vote Required and Recommendation
A director will be elected if approved by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.
Text of Proposed Resolutions
RESOLVED, that each of Jerre Stead, Valeria Alberola, Michael Angelakis, Jane Okun Bomba, Usama N. Cortas, Konstantin Gilis, Balakrishnan S. Iyer, Adam T. Levyn, Anthony Munk,

Richard W. Roedel, Andrew Snyder, Sheryl von Blucher and Roxane White be elected to serve as a director of the Company until the 2023 Annual General Meeting, or until his or her successor is duly elected and qualified; and further
RESOLVED, that in the event that any of the above nominees should become unavailable prior to the Annual General Meeting, proxies in the enclosed form will be voted for a substitute nominee or nominees designated by the Board, or the Board may reduce the number of directors to constitute the entire Board, in its discretion.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE NOMINEES
PROPOSAL 2:   OPEN-MARKET SHARE REPURCHASES OF ORDINARY SHARES
As a company incorporated in Jersey, Channel Islands and subject to the Companies (Jersey) Law 1991, Clarivate may only effect open-market purchases of its ordinary shares pursuant to a special resolution of its shareholders. If authorized by a resolution of its shareholders, any ordinary shares that Clarivate purchases may be held by it as treasury shares, and may, at Clarivate’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.
The Company is seeking shareholder approval to permit it to conduct open-market purchases of its ordinary shares from time to time as approved by the Board of Directors, subject to the following terms and conditions:
•
This purchase authority shall extend from May 5, 2022 to May 4, 2027, inclusive.

•
The price per ordinary share (exclusive of brokerage fees and commissions) paid by Clarivate shall not be less than $10 per share nor in excess of $150 per share.

•
Clarivate shall not purchase more than 100,000,000 ordinary shares pursuant to this resolution (without giving effect to purchases pursuant to any other resolution).

•
Any ordinary shares that Clarivate purchases may be held by it as treasury shares, and may, at Clarivate’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.

Vote Required and Recommendation
The Company will be authorized to conduct open-market share repurchases if approved by two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.
Text of Proposed Resolutions
RESOLVED AS A SPECIAL RESOLUTION, that the Company is hereby authorized to conduct open-market purchases of its ordinary shares from time to time as approved by the Board of Directors; provided that (i) this purchase authority shall extend from May 5, 2022 to May 4, 2027, inclusive; (ii) the price per ordinary share (exclusive of brokerage fees and commissions) paid by the Company pursuant to this resolution shall not be less than $10 per share nor in excess of $150 per share; and (iii) the Company shall not purchase more than 100,000,000 ordinary shares pursuant to this resolution (without giving effect to purchases pursuant to any other resolution); and further
RESOLVED, that, subject to Article 57(7) of the Companies (Jersey) Law 1991 (the ‘‘Law"), any ordinary shares that the Company purchases pursuant to the foregoing resolution may be held by it as treasury shares, and may, at the Company’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” AUTHORIZING THE COMPANY TO CONDUCT OPEN-MARKET SHARE REPURCHASES OF ITS ORDINARY SHARES
PROPOSAL 3:   SHARE REPURCHASES FROM CERTAIN SHAREHOLDERS
As a company incorporated in Jersey, Channel Islands and subject to the Companies (Jersey) Law 1991, Clarivate may only effect purchases of its own ordinary shares other than on a stock exchange pursuant to a special resolution of its shareholders, and only if the purchase is made on the terms of a written purchase contract which has been approved in advance by an ordinary resolution of its shareholders, excluding votes cast by the applicable selling shareholder. The shareholder from whom Clarivate proposes to purchase or redeem ordinary shares is not entitled to vote in respect of the ordinary shares to be purchased from such shareholder (but such shareholders’ vote will count in respect of the ordinary shares to be purchased from other shareholders).
The Company is seeking shareholder approval to permit it to repurchase its ordinary shares from time to time from any shareholder party to that certain Registration Rights Agreement with the Company dated as of October 1, 2020, as amended (each such shareholder party, a “Shareholder Party”), as approved by the Board of Directors, subject to the following terms and conditions:
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This purchase authority shall extend from May 5, 2022 to May 4, 2027, inclusive.

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Each purchase from a Shareholder Party shall be executed pursuant to a Share Repurchase Agreement between Clarivate and the applicable Shareholder Party substantially in the form set forth in Appendix A hereto.

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The price per share payable by Clarivate shall be equal to the volume weighted average price of the ordinary shares for the consecutive trading-day period established by the Board that ends on the trading day immediately prior to the date on which such Share Repurchase Agreement is entered into, as displayed under the heading “VWAP” on the applicable Bloomberg page or on or by another third-party market data provider approved by the Board.

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The consecutive trading-day period established by the Board pursuant to this resolution shall not be fewer than five consecutive trading days nor greater than ninety consecutive trading days.

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Clarivate shall not purchase more than 50,000,000 ordinary shares pursuant to this resolution (without giving effect to purchases pursuant to any other resolution).

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Any ordinary shares that Clarivate purchases may be held by it as treasury shares, and may, at Clarivate’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.

Shareholder approval permitting the Company to make repurchases from the Shareholder Parties in no way modifies any contractual restrictions or transfers otherwise binding the Shareholder Parties.
Vote Required and Recommendation
The Company will be authorized to repurchase shares from any Shareholder Party if approved by both (i) two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy and (ii) a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy, excluding for purposes of this clause (ii) votes cast by a Shareholder Party with respect to share repurchases from such Shareholder Party.
Text of Proposed Resolutions
RESOLVED AS A SPECIAL RESOLUTION, that the Company is hereby authorized to purchase its ordinary shares from time to time from any shareholder party to that certain Registration Rights Agreement with the Company dated as of October 1, 2020, as amended (each such shareholder party, a “Shareholder Party”), as approved by the Board of Directors; provided that (i) this purchase authority shall extend from May 5, 2022 to May 4, 2027, inclusive; (ii) each purchase from a Shareholder Party shall be executed pursuant to a Share Repurchase Agreement between the Company and the applicable Shareholder Party substantially in the form set forth in Appendix A hereto; (iii) the price per share payable by the Company for ordinary shares purchased pursuant to this resolution shall be equal to the volume weighted average price of the ordinary shares for the consecutive trading-day period established by the Board that ends on the trading day immediately prior to the date on which such Share Repurchase Agreement is entered into, as displayed under the heading “VWAP” on the applicable Bloomberg page or on or by another third-party market data provider approved by the Board; (iv) the consecutive trading-day period established by the Board pursuant to this resolution shall not be fewer than five consecutive trading days nor greater than ninety consecutive trading days; and (v) the Company shall not purchase more than 50,000,000 ordinary shares pursuant to this resolution (without giving effect to purchases pursuant to any other resolution); and further
RESOLVED, that, subject to Article 57(7) of the Law, any ordinary shares that the Company purchases pursuant to the foregoing resolution may be held by it as treasury shares, and may, at the Company’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” AUTHORIZING THE COMPANY TO REPURCHASE SHARES FROM ANY SHAREHOLDER PARTY
PROPOSAL 4:   OPEN-MARKET SHARE REPURCHASES OF PREFERRED SHARES
As a company incorporated in Jersey, Channel Islands and subject to the Companies (Jersey) Law 1991, Clarivate may only effect open-market purchases of its 5.25% Series A Mandatory Convertible Preferred Shares (the “preferred shares”) pursuant to a special resolution of its shareholders. If authorized by a resolution of its shareholders, any shares that Clarivate purchases may be held by it as treasury shares, and may, at Clarivate’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.
The Company is seeking shareholder approval to permit it to conduct open-market purchases of its preferred shares from time to time as approved by the Board of Directors, subject to the following terms and conditions:
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This purchase authority shall extend from May 5, 2022 to June 1, 2024, inclusive.

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The price per preferred share (exclusive of brokerage fees and commissions) paid by Clarivate shall not be less than $32 per share nor in excess of $570 per share.

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Clarivate shall not purchase more than 14,375,000 preferred shares pursuant to this resolution (without giving effect to purchases pursuant to any other resolution).

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Any preferred shares that Clarivate purchases may be held by it as treasury shares, and may, at Clarivate’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.

Vote Required and Recommendation
The Company will be authorized to conduct open-market share repurchases of its preferred shares if approved by two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.
Text of Proposed Resolutions
RESOLVED AS A SPECIAL RESOLUTION, that the Company is hereby authorized to conduct open-market purchases of its 5.25% Series A Mandatory Convertible Preferred Shares (the “preferred shares”) from time to time as approved by the Board of Directors; provided that (i) this purchase authority shall extend from May 5, 2022 to June 1, 2024, inclusive; (ii) the price per preferred share (exclusive of brokerage fees and commissions) paid by the Company pursuant to this resolution shall not be less than $32 per share nor in excess of $570 per share; and (iii) the Company shall not purchase more than 14,375,000 preferred shares pursuant to this resolution (without giving effect to purchases pursuant to any other resolution); and further
RESOLVED, that, subject to Article 57(7) of the Law, any preferred shares that the Company purchases pursuant to the foregoing resolution may be held by it as treasury shares, and may, at the Company’s option, be cancelled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” AUTHORIZING THE COMPANY TO CONDUCT OPEN-MARKET SHARE REPURCHASES OF ITS PREFERRED SHARES
PROPOSAL 5:   ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) and the related rules of the SEC, our shareholders have an opportunity to vote to approve, on an advisory, non- binding basis, the compensation of our named executive officers (sometimes referred to herein as “NEOs”) as disclosed under the headings “Compensation Discussion and Analysis” (“CD&A”) and “Executive Compensation Tables” in this Proxy Statement.
As described in detail under CD&A, our executive compensation programs are designed to (i) align executive compensation with key stakeholder interests and support a pay-for-performance culture; (ii) attract, retain, and motivate highly qualified executive talent; (iii) provide appropriate rewards aligned to the achievement of key business objectives and growth in shareholder value; (iv) support our mission, vision and values; and (v) be globally consistent and locally competitive. Under these programs, our named executive officers are rewarded for the achievement of specific individual and corporate goals, with an emphasis on creating overall shareholder value. Our compensation programs continue to be a key driver of shareholder value creation with a strong emphasis on variable/at-risk compensation as opposed to fixed compensation.
Please read the CD&A for additional details about our executive compensation programs, including information about the fiscal year 2021 compensation of our NEOs. Below are highlights of our program designed to ensure effective oversight of our executive compensation program and strong corporate governance.
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We have an HRCC that is fully composed of independent directors.

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The HRCC engages an independent compensation consultant.

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We have adopted share ownership guidelines for our executive officers and Board of Directors.

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The majority of NEO pay is at risk and dependent upon performance.

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The mix of executive officer equity awards includes a performance-based element.

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We engage with our shareholders to discuss executive compensation and corporate governance matters.

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We have a clawback policy that requires covered executives to reimburse performance-based compensation in specified circumstances.

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We do not provide our CEO with an employment agreement.

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We do not permit our colleagues to engage in hedging transactions.

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We do not permit our colleagues to pledge Company securities to secure margin or other loans.

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We do not reprice underwater stock options.

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We do not provide excise tax gross-up payments.

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We do not have an evergreen provision that automatically adds shares to our equity incentive plan.

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We do not provide excessive perquisites.

The Human Resources and Compensation Committee of the Board (the “HRCC”) continually reviews the compensation programs for our NEOs to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. We are asking our shareholders to indicate their support for our named executive officer compensation program and practices as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we are asking our shareholders to approve the compensation policies and practices of our NEOs as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC” or the “Commission”) (which includes the CD&A, the Executive Compensation Tables, and related material).
Vote Required and Recommendation
The proposal will be passed if approved by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.
Text of Proposed Resolutions
RESOLVED, that the shareholders of the Company hereby approve, on an advisory, nonbinding basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION

PROPOSAL 6:   RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee of the Board, which is composed entirely of independent directors, has selected PwC as the independent registered public accountants to audit our books, records, and accounts and those of our subsidiaries for the fiscal year 2022. The Board has endorsed this appointment. Ratification of the selection of PwC by shareholders is not required by law and is being sought on a non-binding and advisory basis. However, as a matter of good corporate practice, such selection is being submitted to the shareholders for ratification at the Annual General Meeting. If the shareholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain PwC, but may, in their discretion, retain PwC. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such change would be in the best interests of Clarivate and its shareholders.
PwC previously audited our consolidated financial statements or those of our predecessor since 2016. Representatives of PwC will be present via telephone at the Annual General Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate shareholder questions.
Audit, Audit-Related and Tax Fees
In connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2021, we entered into an engagement letter with PwC that sets forth the terms by which

PwC performed audit services for us. Aggregate fees for professional services rendered for us by PwC for the fiscal years ended December 31, 2021 and 2020, respectively, were as follows:
(In thousands)	2021	2020
Audit Fees	$8,282	$6,516
Audit-Related Fees	530	541
Tax Fees	—	1,011
All Other Fees	8	10
Total	$8,820	$8,078
Audit Fees.   Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements, the statutory audit of our subsidiaries, the review of our interim consolidated financial statements, and other services provided in connection with statutory and regulatory filings.
Audit-Related Fees.   Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services may include employee benefit plan audits, due diligence services related to acquisitions and divestitures, auditing work in proposed transactions, attestation services that are not required by regulation or statute and consultations regarding financial accounting or reporting standards. For 2021, audit-related fees included approximately $530,000 primarily for services associated with debt and equity offerings. For 2020, audit-related fees included approximately $541,000 primarily for services associated with equity offerings and for consultations regarding reporting standards.
Tax Fees.   Tax fees consist of tax compliance consultants, preparation of tax reports, and other tax services.
All Other Fees.   All other fees for 2021 and 2020 consisted of license fees for utilization of technical databases.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non- audit services by PwC. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by PwC and the estimated fees related to these services.
During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the registered public accountants. The services and fees must be deemed compatible with the maintenance of such accountants’ independence, including compliance with rules and regulations of the SEC and the NYSE. The Audit Committee does not delegate its responsibilities to pre-approve services performed by PwC to management or to any individual member of the Audit Committee. Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.
Vote Required and Recommendation
Ratification of the appointment of PwC if approved by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy. Unless marked to the contrary, proxies received will be voted “FOR” this Proposal 6 regarding the ratification of PwC as our independent registered public accountants. In the event ratification is not obtained, the Audit Committee will review its future selection of our independent registered public accountants.
Text of Proposed Resolutions
RESOLVED, that the shareholders of the Company hereby ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year 2022 on a non-binding and advisory basis.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
Board Leadership Structure
The Board of Directors of Clarivate believes strongly in the value of an independent board of directors to provide effective oversight of management. Of the 15 members of our Board of Directors, 14 are independent. This includes all members of the Audit Committee, the Human Resources and Compensation Committee, the Nominating, Governance and Sustainability Committee and the Risk Committee. The independent members of the Board of Directors meet regularly without management, which meetings are chaired by the Lead Independent Director, whose role is described further below.
The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer (“CEO”) in any way that it deems to be in the best interests of the Company. Jerre Stead, who has served as our Executive Chairman since May 2019, was appointed Executive Chairman and CEO shortly after the closing of the merger with Churchill Capital Corp. Mr. Stead possesses detailed and in-depth knowledge of the business of Clarivate and the opportunities we have in the global marketplace and is thus well positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters.
Each of the Company’s directors, other than Mr. Stead, are independent (see “Independence of Directors” below). The Board believes that the independent directors provide effective oversight of management. In addition, Clarivate has established a Lead Independent Director role with broad authority and responsibility. Anthony Munk has served as our Lead Independent Director since May 2020. The Lead Independent Director’s authorities include:
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presiding at all meetings of the Independent Directors, including executive sessions;

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being available for periodic consultation and direct communication with the Company’s major shareholders;

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assisting in the recruitment of Board candidates;

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having active involvement in Board evaluations;

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having active involvement in establishing committee membership and committee chairs;

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having active involvement in the evaluation of the Chief Executive Officer;

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providing Board performance feedback to the Board Chair;

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communicating with the independent directors between meetings, when appropriate;

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recommending consultants and independent advisors to the Board as necessary or appropriate;

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serving as interim Board Chair in the event of an unforeseen vacancy;

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calling meetings of the independent directors;

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attending meetings of all committees of the Board;

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in collaboration with the Board Chair, developing an annual Board agenda;

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in collaboration with the Board Chair, developing Board meeting agendas, ensuring critical issues are included and ensuring that there is sufficient time for discussion of all agenda items; and

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advising the Board Chair on the quality, quantity, appropriateness and timeliness of information provided to the Board.

The Board believes that these authorities appropriately and effectively complement the Board leadership structure of Clarivate.

The Role of the Board of Directors in Risk Oversight
We believe that risk is inherent in innovation and the pursuit of long-term growth opportunities.
Management at Clarivate is responsible for day-to-day risk management activities. The Company has formed a management risk committee to supervise these day-to-day risk management efforts, including identifying potential material risks and appropriate and reasonable risk mitigation efforts. The Board of Directors, acting directly and through its committees, is responsible for the oversight of the Company’s risk management. With the oversight of the Board, we have implemented practices and programs designed to help manage the risks to which we are exposed in our business and to align risk-taking appropriately with our efforts to increase shareholder value. Each of the Board’s four committees — Audit, Human Resources and Compensation, Nominating, Governance and Sustainability, and Risk — has a role in assisting the Board in its oversight of the Company’s risk management, as set forth in the relevant committee charters.
The Board’s Risk Committee brings additional Board-level focus to the oversight of the Company’s management of key risks, as well as the Company’s policies and processes for monitoring and mitigating such risks. The Risk Committee meets not less frequently than quarterly. The Chair of the Risk Committee gives regular reports of the Risk Committee’s meetings and activities to the Audit Committee in order to keep the Audit Committee informed of the Company’s guidelines, policies and practices with respect to risk assessment and risk management; and each committee reports regularly to the full Board of Directors on its activities.
In addition, the Board of Directors participates in regular discussions among the Board and with senior management on many core subjects, including strategy, operations, finance, information technology, human resources, legal and public policy matters, and any other subjects regarding which the Board or its committees consider risk oversight an inherent element. The Board of Directors believes that the leadership structure described above under “Board Leadership Structure” facilitates the Board’s oversight of risk management because it allows the Board, with leadership from the Lead Independent Director and working through its independent committees, to participate actively in the oversight of management’s actions.
Business Experience and Qualifications of Board Members and Director Nominees
Jerre Stead, 79, has been Chief Executive Officer of the Company since June 2019 and Executive Chairman of our Board since May 2019. Prior to that, Mr. Stead served as Chief Executive Officer of Churchill Capital Corp. from July 2018 through May 2019. Mr. Stead also served as Chairman and Chief Executive Officer of IHS Markit Ltd., a world leader in critical information, analytics and solutions, from its formation in 2016 through 2017 and as Executive Chairman of its predecessor company, IHS Inc., from 2000 through 2016 and as both Chairman and Chief Executive Officer from 2015 through 2016 and from 2006 through 2013. Mr. Stead previously served as Co-Chief Executive Officer of DTN LLC, which provides services in relation to the delivery of weather, agricultural, energy and commodity market information from 2017 to 2018 and also previously served as its Executive Chairman. Mr. Stead previously served as Chairman and CEO of Ingram Micro from 1996 to 2000 and as Chairman and CEO of Legent Corporation in 1995. Mr. Stead has also previously served as Chairman and CEO of Honeywell-Phillips Medical Electronics, Chairman and CEO of Square D Company and Chairman and CEO of AT&T Global Information Solutions. Mr. Stead has served on over 30 corporate boards during his career and in 2017 received the B. Kenneth West Lifetime Achievement Award from the National Association of Corporate Directors. Mr. Stead is a graduate of the University of Iowa, where he earned a bachelor’s degree in business administration, and of the Harvard University Advanced Management Program in Switzerland. Mr. Stead was selected to serve on the Board of Directors due to his significant experience leading and growing companies in information services.
Valeria Alberola, 50, has been a member of our Board since May 2021. Ms. Alberola serves as the Chief Executive Officer of ZOMALAB and brings over 25 years of international experience in corporate finance, investment banking, sustainable investments, operations and strategic management consulting. Prior to joining ZOMALAB, she was the CFO of Bridge Education Group, an international education company, where she helped scale the organization to 10 locations in the U.S. and Latin

America to serve over 3,000 students annually. Previously, she was a partner at Q Advisors, a San Francisco and Denver-based investment banking firm, where she executed private and public transactions, including mergers and acquisitions and debt and equity financings for technology and telecommunications clients in the U.S. and internationally. Prior to Q Advisors, Ms. Alberola was the Director of Business Development for VeloCom, an international telecommunications company, where she was involved in acquisition and capital raising activities. She was also a strategic management consultant with McKinsey & Company in Santiago, Chile, and an equity analyst with Citigroup in São Paulo, Brazil. Ms. Alberola serves on the board of Vantage Data Centers, an international hyperscale data center provider. She is also a founding board member of Endeavor Colorado and a past board member of Colorado’s Technology Association, Graland Country Day School, OpenWorld Learning and the Boys & Girls Clubs of Metro Denver. Ms. Alberola received a B.S. in Economics and Business Administration from the Pontificia Universidad Católica de Chile and an M.B.A. from the Kellogg School of Management at Northwestern University, where she was a Fulbright scholar. Ms. Alberola was selected to serve on the Board of Directors due to her significant international experience in corporate finance, mergers and acquisitions and operations.
Michael Angelakis, 57, has been a member of our Board since December 2021 and is the Chairman and Chief Executive Officer of Atairos. He also serves as a Senior Advisor to the Executive Management Committee of Comcast Corporation. Prior to founding Atairos, he served as Comcast’s Vice Chairman and Chief Financial Officer. In those roles, Mr. Angelakis was responsible for many strategic, financial, administrative and other areas within the Corporation. During his tenure at Comcast, Mr. Angelakis was recognized by Institutional Investor magazine as one of “America’s Best Chief Financial Officers” six out of eight years. Prior to joining Comcast, Mr. Angelakis served as a Managing Director and a member of the Management and Investment Committees of Providence Equity Partners, one of the leading private equity firms investing in technology, media and communications companies around the world. Before joining Providence, Mr. Angelakis was Chief Executive Officer of State Cable TV Corporation and Aurora Telecommunications. He also served as Vice President at Manufacturers Hanover Trust Company in New York, where he oversaw one of the institution’s media and communications portfolios. Additionally, Mr. Angelakis spent several years in London developing Manufacturers Hanover’s merchant banking activities throughout Western Europe. He is a member of the Board of Directors of ExxonMobil and TriNet Group, which are publicly listed companies, as well as the following private companies: Arcis Golf, Bowlero Corporation, Learfield College and Orogen Group. Previously, Mr. Angelakis was the Chairman of the Board for the Federal Reserve Bank of Philadelphia, a member of the Board of Directors of Duke Energy, Hewlett Packard Enterprises, Spectra Holdings, ProQuest Corporation and Groupon Corporation, as well as a trustee of Babson College. He is a graduate of Babson College and the Owner/President Management Program at the Harvard Business School. Mr. Angelakis was selected to serve on the Board of Directors due to his significant experience in a variety of strategic financing transactions and investments in business and information services companies.
Sheryl von Blucher, 60, has been a member of our board since May 2019. Ms. von Blucher has over 30 years of experience in a variety of roles in the global integrated energy, information services, technology services and software, and public and non-profit sectors. She has led strategic and portfolio planning, operations, and corporate finance and development for both domestic and international organizations. Ms. von Blucher served as Co-Chief Executive Officer of DTN LLC from 2017 to 2018. Prior to this, she joined IHS Inc. in 2000 as Senior Vice President of Planning and Corporate Development, and then served as an Advisor to the Chairman & CEO of the company from 2007 through 2017. Ms. von Blucher holds a bachelor’s degree from Rice University and a master’s degree from Harvard University. Ms. von Blucher was selected to serve on the Board of Directors due to her significant experience as a senior executive in information services.
Jane Okun Bomba, 59, has been a member of our board since May 2020. Ms. Okun Bomba also serves on the board of directors of Service Source International since March 2020 and Brightview Holdings, Inc. since April 2019. Ms. Okun Bomba has served as President of Saddle Ridge Consulting since January 2018 and advises on a range of strategic issues, including investor relations, corporate perception and governance, transaction integration, human resources and ESG. Previously, from 2004 to 2017, Ms. Okun Bomba was an executive at IHS Markit Ltd (previously IHS Inc.), most recently as

Executive Vice President, Chief Administrative Officer, where she led 450 people in corporate functions including HR, Marketing, Communications, Sustainability and Investor Relations. Prior to IHS, she was a partner at Genesis, Inc. and headed investor relations at Velocom, MediaOne Group, and Northwest Airlines. She held various management positions in corporate finance at Northwest Airlines and American Airlines and was a CPA at PriceWaterhouse. Ms. Okun Bomba serves on the board of Kickstart International and is a member of the International Women’s Forum. She is a member of the University of Michigan, Ross School of Business Advisory Board and the School of Literature, Science and Arts Dean’s Advisory Committee. Ms. Okun Bomba holds both a BGS and an MBA from the University of Michigan at Ann Arbor. She completed graduate studies at the Stockholm School of Economics, and board director education in the Women’s Director Development Program at the Kellogg School of Management, Northwestern University and the Directors’ Consortium. Ms. Okun Bomba was selected to serve on the Board of Directors due to her significant experience in human resources, finance and investor relations.
Usama N. Cortas, 44, has been a member of our Board since October 2020 and is currently a Partner with LGP. Prior to joining LGP in 2003, Mr. Cortas worked in the Investment Banking Division of Morgan Stanley in their New York office from 2000 to 2003. Mr. Cortas currently also serves on the boards of the following privately held companies or their affiliates: ECI Solutions, Insight Global and Convergint, and has served on the boards of Authentic Brands Group, CCC Information Services, CPA Global, Ellucian, Tank Holdings Corp., The Sports Authority and United States Infrastructure Corporation, among others. He earned a Bachelor of Arts degree in Economics-Political Science from Columbia University.
Konstantin (Kosty) Gilis, 48, has been a member of our Board since January 2019. Mr. Gilis is a Managing Director of Onex responsible for its efforts in the Business Services sector. Since joining Onex in 2004, Mr. Gilis has worked on numerous private equity transactions including the acquisitions and realizations of Allison Transmission and Tomkins plc, and the acquisitions of Emerald Expositions, WireCo Worldgroup and SMG. Mr. Gilis currently also serves on the boards of Emerald Holdings, Inc. and ASM Global (f/k/a SMG) and previously served on the boards of Allison Transmission Holdings, Inc., Gates Global Inc. and WireCo Worldgroup Inc. Prior to joining Onex, Mr. Gilis was a Vice President at Willis Stein & Partners, a Chicago-based private equity firm and was a management consultant at Bain & Company in Toronto, Canada and Johannesburg, South Africa. Mr. Gilis is a graduate of The Wharton School of the University of Pennsylvania, where he earned a B.S. in Economics, and Harvard Business School, where he earned an MBA. Mr. Gilis was selected to serve on the Board of Directors due to his significant experience in a variety of financing transactions and investments in business and information services companies.
Balakrishnan S. Iyer, 65, has been a member of Clarivate’s board since May 2019. Mr. Iyer has previously served as a board member of Skyworks Solutions Inc. from 2002 until 2020, Churchill Capital’s board from September 2018 to May 2019 and IHS Markit Ltd (previously IHS Inc.) from 2003 until April 2019. He has served on the board of Power Integrations, Inc. since 2004. Previously, Mr. Iyer was Senior Vice President and Chief Financial Officer of Conexant Systems, Inc. from 1998 to 2003. He held various leadership positions at VLSI Technology Inc., including Senior Vice President and Chief Financial Officer from 1997 to 1998 and Vice President, Corporate Controller from 1993 to 1997. Mr. Iyer served on the boards of directors of Conexant Systems from 2002 to 2011, Life Technologies (and its predecessor Invitrogen) from 2001 to 2014 and QLogic Corporation from 2003 to 2016. Mr. Iyer holds a B.Tech in Mechanical Engineering from the Indian Institute of Technology, Madras, an MS in Industrial Engineering from the University of California, Berkeley and an MBA in Finance from the Wharton School of the University of Pennsylvania. Mr. Iyer was selected to serve on the Board of Directors due to his significant financial and corporate governance experience in information services.
Adam T. Levyn, 38, has been a member of our Board since October 2020 and is currently a Partner with LGP. Prior to joining LGP in 2011, Mr. Levyn worked in private equity at Kohlberg Kravis Roberts & Co. in their New York office from 2007 to 2009 and in the Global Industrials Group of Bear, Stearns & Co. Inc. in their New York office from 2005 to 2007. Mr. Levyn currently also serves on the boards of the following privately held companies or their affiliates: CHG Healthcare Services, ExamWorks, Parts Town, Service Logic and SRS Distribution, and has served on the boards of CPA

Global, Restorix Health, Tank Holdings Corp. and United States Infrastructure Corporation, among others. He earned a Bachelor of Arts degree in Economics from Princeton University and a M.B.A. from Harvard Business School.
Anthony Munk, 61, serves as our lead independent director and has been a member of the Company’s board since May 2019. Mr. Munk is a Vice Chairman of Onex Corporation, which he joined in 1988, and is Chair of Onex Partners’ Private Equity Investment Committee. Mr. Munk currently also serves on the public company board of Emerald Holdings, Inc. and the private company boards of Ryan LLC, and WireCo Worldgroup Inc. Mr. Munk previously served on the board of directors of Jeld-Wen, SGS&Co, Barrick Gold, RSI Home Products, Husky Injection Molding Systems Ltd, Cineplex Inc., SMG Holdings, Inc., Jack’s Family Restaurants, and Save-A-Lot. Prior to joining Onex, Mr. Munk was a Vice President with First Boston Corporation in London, England and an Analyst with Guardian Capital in Toronto. Mr. Munk holds a B.A. (Honors) in Economics from Queen’s University. Mr. Munk was selected to serve on the Board of Directors due to his significant experience in a variety of strategic and financing transactions and investments.
Richard W. Roedel, 72, has been a member of our board since May 2020. Mr. Roedel also serves on the public company boards of directors of Brightview Holdings, Inc., LSB Industries, Inc. and Luna Innovations Incorporated. Mr. Roedel serves as Non-Executive Chairman of LSB and Luna Innovations. Mr. Roedel has previously served on the boards of Six Flags Entertainment, IHS Markit Ltd (previously IHS Inc.), Lorillard, Inc., Sealy Corporation, BrightPoint, Inc, Broadview Holdings, Inc., Dade Behring Holdings, Inc. and Take-Two Interactive Software, Inc. Mr. Roedel is a member of the National Association of Corporate Directors (NACD) Risk Oversight Advisory Council. Mr. Roedel was appointed to a three year term, ending in 2017, on the Standing Advisory Group of the Public Company Accounting Oversight Board (PCAOB). Until 2000, Mr. Roedel was employed by BDO Seidman LLP, having been managing partner of its Chicago and New York Metropolitan area offices and later Chairman and CEO. Mr. Roedel is a graduate of The Ohio State University and a CPA. Mr. Roedel was selected to serve on the Board of Directors due to his significant finance, accounting and risk management experience.
Andrew Snyder, 51, has been a member of our Board since December 2021 and is currently CEO of Cambridge Information Group, a family-owned investment and management firm and Vice Chairman of Clarivate (CVLT). From 2003 to 2021 Mr. Snyder was responsible for building ProQuest from a legacy company of less than 200 employees to one of the leading providers of information and software solutions to the global academic and research community with nearly 3000 professionals. CIG sold ProQuest to Clarivate in May 2021 for a combination of cash and stock and continues to be a meaningful shareholder in Clarivate today. Mr. Snyder is responsible for the management and investment decisions for CIG and its businesses. Prior to joining CIG, Mr. Snyder spent seven years at the Goldman Sachs Group where he focused on traditional media, technology and services investing for the firm’s private equity fund. Mr. Snyder also spent one year as the Assistant to the Chairman and CEO of Goldman Sachs. Mr. Snyder graduated cum laude from the Wharton School at the University of Pennsylvania, and earned a J.D. from Georgetown University Law Center, where he graduated magna cum laude. In addition to Clarivate, Mr. Snyder currently serves on the Board of Overseers of Penn Libraries, and formerly the Board of Shining Hope for Communities (SHOFCO), the Board of Blucora, Inc. (BCOR), The Association of American Publishers, and The Browning School.
Roxane White, 58, has been a member of our Board since May 2021 and is a results-driven strategic advisor and leader with a passion for community engagement and public policy. She has extensive executive leadership expertise as the CEO of local, statewide, and national nonprofits, as a Cabinet Secretary, and as Chief of Staff to a mayor and a governor. Ms. White has served in the public sector as a gubernatorial cabinet secretary and Chief of Staff for eleven years, and most recently has been supporting state leaders throughout the United States with income inequality, workforce, and innovation through her company, Strategy with Rox. From her early career building nonprofit organizations, to more recent work as the Innovator in Residence at The Aspen Institute, Ms. White has delivered impactful results to communities across the nation. In her almost thirty years as a CEO and a leader, she has managed public relations crises and natural disasters, to strategic redirections and negotiating the first maternal child health Pay For Success project in the United States. Throughout her career, Ms. White has led strategic thinking and planning processes for large, multi-state entities, employee groups of thousands of individuals, and small entities with volunteer staff. She has a Master of Social Work from San Francisco State University, a Master of Divinity from San Francisco Theological Seminary and a Bachelor of Arts from Lewis and Clark College. Ms. White has a long history of professional experience serving on boards of directors including the Rose Community Foundation, Garrett Evangelical Seminary, the Downtown Denver Partnership Civic Ventures Board, and the Mobility from Poverty Commission established by the Bill and Melinda Gates Foundation. She was also appointed by the Governor of Colorado to the State Personnel Board. In 2020, Ms. White served as the Co-Chair of Help Colorado Now to speed Colorado’s Coronavirus recovery. Ms. White was selected to serve on the Board of Directors due to her significant executive leadership experience.
Independence of Directors
We adhere to the rules of the NYSE in determining whether a director is independent. The NYSE listing standards generally define an “independent director” as a person other than an executive officer of a company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Valeria Alberola, Michael Angelakis, Sheryl von Blucher, Jane Okun Bomba, Usama N. Cortas, Konstantin Gilis, Balakrishnan S. Iyer, Adam T. Levyn, Nicholas Macksey, Anthony Munk, Charles J. Neral, Richard W. Roedel, Andrew Snyder and Roxane White are independent directors.
Directors’ Meeting Attendance
The Board held 8 meetings during 2021. At each meeting, the Executive Chairman was the presiding director. Each director attended at least 75 percent of the total regularly scheduled and special meetings of the Board and the committees on which they served. Our Board expects each director to attend our Annual General Meeting of Shareholders, although attendance is not required.
Simultaneous Service on Other Public Company Boards
The Board does not believe that its members should be prohibited from serving on boards of other organizations and has not adopted any guidelines limiting such activities. However, as set forth in the Audit Committee charter and the Company’s Corporate Governance Guidelines (available at http://ir.clarivate.com), no Audit Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee and this determination is disclosed in accordance with NYSE rules.
In addition, other than with respect to any directors and director candidates designated pursuant to the Investor Rights Agreement and the Director Nomination Agreement (for so long as such agreements are in effect), for whom the Nominating, Governance and Sustainability Committee does not provide a recommendation to the Board, the Nominating, Governance and Sustainability Committee may take into account the nature of and time involved in a director’s service on other boards and/or committees in evaluating the suitability of individual director candidates and current directors.
Family Relationships
There are no family relationships between any of Clarivate’s executive officers and directors.
Compensation Committee Interlocks and Insider Participation
During 2021, none of our executive officers served on the board of directors or compensation committee of a company that has an executive officer that serves on our Board of Directors or the Human Resources and Compensation Committee.
Code of Conduct
Clarivate has adopted a Code of Conduct that applies to all of its employees, officers, and directors. This includes Clarivate’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The full text of Clarivate’s Code of Conduct is posted on its website at http://ir.clarivate.com. Clarivate intends to disclose on its website any future amendments of the Code of Conduct or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or Clarivate’s directors from provisions in the Code of Conduct.
Communications with the Board
If you wish to communicate with the Board as a whole, with any Committee, with any one or more individual directors, or with our non-management directors, you may send your written communication to:
Jaspal Chahal
Chief Legal Officer and General Counsel
Clarivate Plc
70 St. Mary Axe
London C3A8BE
United Kingdom
Board Committees
In 2021, our Board had four standing committees: the Audit Committee, the Human Resources and Compensation Committee, the Nominating, Governance and Sustainability Committee and the Risk Committee. We believe that all members of each of these committees meet the independence standards of the NYSE and SEC rules and regulations. The Board has approved a charter for each of the standing committees, each of which can be found on our website at http://ir.clarivate.com.
Composition of Board Committees
The Board had four standing committees in 2021 with duties, membership as of year-end, and number of meetings for each as shown below.
Name	Audit Committee	Nominating, Governance and Sustainability Committee	Human Resources and Compensation Committee	Risk Committee
Valeria Alberola	✔
Sheryl von Blucher		Chairperson	✔	✔
Jane Okun Bomba		✔	Chairperson
Usama N. Cortas			✔
Balakrishnan S. Iyer	✔			Chairperson
Anthony Munk(1)		✔
Charles J. Neral	Chairperson			✔
Richard W. Roedel	✔			✔
Roxane White			✔
Number of Meetings	11	5	10	6

(1)
Mr. Munk is our Lead Independent Director.

Audit Committee
Members —
Charles J. Neral, Chairperson
Valeria Alberola
Balakrishnan S. Iyer
Richard W. Roedel

The Board has established an Audit Committee composed of independent directors. Each of the members of the Audit Committee is independent under NYSE listing standards and SEC rules. The Audit Committee has a written charter. The purpose of the Audit Committee is, among other things, to appoint, retain, set compensation of, and supervise Clarivate’s independent accountants, review the results and scope of the audit and other accounting related services and review Clarivate’s accounting practices and systems of internal accounting and disclosure controls.
Financial Experts on Audit Committee
The Audit Committee will at all times be composed exclusively of “independent directors,” as defined for Audit Committee members under the NYSE listing standards and the rules and regulations of the SEC, who are “financially literate.” “Financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, Clarivate is required to certify to the NYSE that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board has determined that each of Charles J. Neral, Valeria Alberola, Balakrishnan S. Iyer and Richard W. Roedel meets the definition of “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC.
Human Resources and Compensation Committee
Members —
Jane Okun Bomba, Chairperson
Sheryl von Blucher
Usama N. Cortas
Roxane White
The Board has established a Human Resources and Compensation Committee composed of independent directors. The Human Resources and Compensation Committee has a written charter. The purpose of the Human Resources and Compensation Committee is to review and approve compensation paid to Clarivate’s officers and directors and to administer Clarivate’s incentive compensation plans, including authority to make and modify awards under such plans.
Each of the members of the Human Resources and Compensation Committee is independent under NYSE listing standards and is a “non- employee director” and satisfies the requirements of a “nonemployee director” for purposes of Section 16 of the Exchange Act.
See “Determination of Executive Compensation: Role of the Human Resources and Compensation Committee” in the CD&A for more information on the roles and responsibilities of the HRCC.
Nominating, Governance and Sustainability Committee
Members —
Sheryl von Blucher, Chairperson
Jane Okun Bomba
Anthony Munk
The Board has established a Nominating and Corporate Governance Committee that was renamed the “Nominating, Governance and Sustainability Committee” in 2021 in recognition of the expanded mandate of the committee to provide oversight for Environmental, Social and Governance matters and initiatives taking into account stakeholder expectations. The Nominating, Governance and Sustainability Committee has a written charter. The Nominating, Governance and Sustainability Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. Each of the members of the Nominating, Governance and Sustainability Committee is independent under NYSE listing standards.

Risk Committee
Members —
Balakrishnan S. Iyer, Chairperson
Sheryl von Blucher
Charles J. Neral
Richard W. Roedel
The Risk Committee has been created by our Board to assist our Board in its oversight of the Company’s risk management. The Risk Committee has a written charter. In addition to any other responsibilities which may be assigned from time to time by the Board, the Risk Committee is responsible for (i) reviewing and discussing with management the Company’s risk management and risk assessment processes, including any policies and procedures for the identification, evaluation and mitigation of major risks of the Company; (ii) receiving periodic reports from management as to efforts to monitor, control and mitigate major risks; and (iii) reviewing periodic reports from management on selected risk topics as the Risk Committee deems appropriate from time to time, encompassing major risks other than those delegated by the Board to other Committees of the Board in their respective charters or otherwise. Each of the members of the Risk Committee is independent under NYSE listing standards.
Director Nominations
Subject to the requirements of the Investor Rights Agreement and the Director Nomination Agreement discussed under “Certain Relationships and Related Person Transactions,” the Nominating, Governance and Sustainability Committee will consider persons identified by its members, management, shareholders, investment bankers and others. The guidelines for selecting nominees, which are specified in the Nominating, Governance and Sustainability Committee charter, generally provide that persons to be nominated:
•
should have demonstrated notable or significant achievements in business, education or public service;

•
should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•
should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The Nominating, Governance and Sustainability Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The Nominating, Governance and Sustainability Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of Board members. Subject to the requirements of the Investor Rights Agreement and the Director Nomination Agreement, the Nominating, Governance and Sustainability Committee will not distinguish among nominees recommended by shareholders and other persons.

Director Compensation
Non-employee directors who are not employees or affiliates of Onex, Baring or LGP, receive compensation composed of an annual retainer for Board service, a grant of Restricted Share Units (“RSUs”), and an annual retainer for committee chairs as described in the table below.
Director Compensation	Amount(1) ($)
Board of Directors Annual Retainer	85,000
Board of Directors Annual RSU Grant	165,000
Audit Committee Chair Annual Retainer	30,000
Human Resources and Compensation Committee Chair Annual Retainer	30,000
Nominating, Governance and Sustainability Committee Chair Annual Retainer	20,000
Risk Committee Chair Annual Retainer	20,000

(1)
Directors may elect to receive payment of their retainers in cash, shares, or a combination of cash and shares.

In addition to the fees described above, reimbursement is provided for travel, lodging and other reasonable expenses.
The Nominating, Governance and Sustainability Committee periodically evaluates the compensation of our non-employee directors, with the assistance of Pay Governance, the Human Resources and Compensation Committee’s consultant. Pay Governance reviews director pay levels and provides analyses on where the Company is positioned relative to the Company’s compensation. The Nominating, Governance and Sustainability Committee may bring recommendations for adjustments to non-employee director compensation to the Board for review and approval.
The following table provides information concerning the compensation of each of our non-employee directors who received compensation during fiscal year 2021.
Non-Employee Director Compensation
Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Total ($)
Valeria Alberola(4)	55,577	165,000	220,577
Michael Angelakis(4)	7,160	68,750	75,910
Sheryl von Blucher	105,000	165,000	270,000
Jane Okun Bomba	115,000	165,000	280,000
Balakrishnan S. Iyer	105,000	165,000	270,000
Charles J. Neral	115,000	165,000	280,000
Richard Roedel	85,000	165,000	250,000
Andrew Snyder(4)	7,160	68,750	72,910
Roxane White(4)	55,577	165,000	220,577
Former Directors:
Karen G. Mills(5)	85,000	138,686(6)	250,000

(1)
The following directors did not receive compensation during 2021: Messrs. Gilis, Munk as they are affiliates of Onex; Mr. Macksey as he is an affiliate of Baring; and Messrs. Cortas and Levyn as they are affiliates of LGP. Additionally, Mr. Stead, who serves as our CEO, did not receive any compensation for director services other than what is disclosed in the Summary Compensation Table.
(2)
The following directors elected to receive ordinary shares in lieu of cash fees: Ms. Bomba received 4,667 ordinary shares in lieu of 100% of her cash retainers; Mr. Roedel received 3,449 ordinary shares in lieu of 100% of his cash retainers; Ms. Von Blucher received 4,261 ordinary shares in lieu of 100% of her cash retainers, and Ms. White received 1,173 ordinary shares in lieu of 50% of her cash retainers.

(3)
On May 6, 2021, the date of the 2021 AGM, directors were awarded 5,941 RSUs with a value of $165,000. The number of RSUs granted was calculated by dividing $165,000 by $27.77, the closing price of Clarivate shares on the grant date, rounding down to the next whole share. These RSUs have a one- year vesting requirement. At the end of the fiscal year, Ms. Alberola, Ms. Okun Bomba, Mr. Iyer, Mr. Neral, Mr. Roedel, Ms. White and Ms. Von Blucher were each holding their 5,941 unvested RSUs.

(4)
Ms. Alberola and Ms. White were elected as directors on May 6, 2021. Messrs. Angelakis and Snyder were elected as directors on December 1, 2021.

(5)
Ms. Mills terminated service on January 17, 2021.

(6)
At the time of Ms. Mills’ termination, the terms of the RSUs granted to her on May 7, 2020 were modified to permit her to vest in a pro rata portion of that award to recognize her service through January 17, 2021. The original terms of the award provided for 100% vesting one year from the grant date. The value shown in the table above is equal to the pro rata number of RSUs accelerated (4,714) multiplied by $29.42, the value of the shares on the modification.

The Articles of Association provide that, to the fullest extent permitted by law, the Company shall indemnify its directors and officers against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, which they may incur as a result of any act or failure to act in carrying out their functions in connection with the Company, other than such liability (if any) that they may incur by reason of their own actual fraud or willful default. The Company maintains a directors’ and officers’ liability policy for the benefit of any director or officer in the event of any loss or liability the director or officer may experience in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.
Executive Officers
Set forth below is information concerning our executive officers as of March 7, 2022.
Name	Age	Position
Jerre Stead	79	Executive Chairman and Chief Executive Officer
Jonathan Collins	42	Executive Vice President & Chief Financial Officer
Jaspal Chahal	56	Chief Legal Officer and General Counsel
Steen Lomholt-Thomsen	58	Chief Revenue Officer
Gordon Samson	56	Chief Product Officer
Julie Wilson	59	Chief People Officer
Mukhtar Ahmed	54	President, Science Group (until April 1, 2022)
Executive officers are appointed by our Board. Information about Mr. Stead is provided under “Business Experience and Qualifications of Board Members and Director Nominees” in this Proxy Statement. A brief biography for each of our other executive officers follows.
Leadership Changes
Clarivate has been largely transformed since going public in May 2019. We set a clear vision, “We will improve the way the world creates, protects and advances innovation” and redesigned the organization to better position Clarivate for rapid future growth and expansion. In order to efficiently drive this growth, we have enhanced and strengthened our executive leadership, through the appointment and hiring of new executive talent into these critical roles over the last few years. The compensation disclosures in this Proxy Statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation Tables” that follow show the investments we have made and are making to attract and retain some of these executives to our Company. Clarivate has advanced from revenue of less than $1 billion in 2019 to expecting approximately $2.8 billion in 2022, and we expect to drive robust growth in years beyond. We believe that with the essential leadership changes we’ve made, and the team we now have in place, we are well-positioned to manage the Company as it scales and delivers profitable growth.
Jonathan M. Collins joined Clarivate in December 2021 as executive vice president and chief financial officer managing the global financial organization and leading the development and execution of the Company’s fiscal strategies. In his previous role, Mr. Collins served as executive vice president and chief financial officer for Dana Incorporated, a publicly listed company. In this role, he led Dana’s financial, information technology, corporate strategy, and business development functions, as well as the digital solutions and aftermarket businesses. He was instrumental in authoring the company’s enterprise strategy and led multiple strategic acquisitions that combined with Dana’s core technologies to create a leading supplier of electric-vehicle propulsion systems. Prior to joining Dana, Mr. Collins served as senior vice president and chief financial officer of ProQuest, a leading global education technology company, now part of Clarivate. In that role, he worked closely with leadership across the company to profitably grow the business by enabling the digitalization of academic research. In addition, Mr. Collins has served in finance leadership roles at International Automotive Components Group and Lear Corporation. He earned an MBA, with distinction, from the University of Michigan’s Stephen M. Ross School of Business and holds a bachelor’s degree from Cedarville University.
Steen Lomholt-Thomsen joined Clarivate in August 2021 as chief revenue officer and is a seasoned sales and business leader with a proven track record for growing revenue as well as building and coaching world-class teams. He brings over 25 years of experience in global sales leadership and organizational transformation having previously held positions with IBM, HP, IHS Markit and most recently, AVEVA. In his previous role, Mr. Lomholt-Thomsen served as chief revenue officer for AVEVA from June 2017 to July 2021 and was responsible for all global revenue and sales go-to-market transformation. His priorities included delivering client success through extraordinary client experiences, strategic value selling, simplifying how to bring innovation and value to clients and overall enabling of customers’ digital transformation journey. Prior to AVEVA, Mr. Lomholt-Thomsen was senior vice president at IHS from March 2012 to May 2017 where he was responsible for the energy business. Mr. Lomholt-Thomsen has also been a board member at Trackunit from August 2017 until June 2021.
Gordon Samson joined Clarivate in October 2020 with the acquisition of CPA Global, having joined CPA Global in 2014 as Chief Operating Officer. He has over 30 years of experience in B2B and has held senior executive roles with both operating and P&L accountability for more than 20 years in private, private equity backed and public companies. He has a strong track record of leading businesses through change, including M&A, creating operating models that drive efficiency and profitability, and building leadership teams and business structures that enable sustainable growth. His last two roles had large global footprints across EMEA, North America and Asia. Prior to joining the IP industry, he worked in global outsourcing, print, media and direct marketing, most recently with Williams Lea, a $1.3 billion global outsourcing business, then part of DHL plc. Mr. Samson is a Physics graduate from the University of West of Scotland.
Julie M. Wilson joined Clarivate in April 2021 as Chief People Officer with responsibility for global HR strategy, talent development and organization effectiveness. Ms. Wilson has extensive experience in the complete talent lifecycle and a deep commitment to a creating an organizational culture that is both supportive and high-performance. Prior to joining Clarivate, from 2003 to 2019, she was the Chief People Officer for Cerner Corporation, a global leader in health care and information technology, supporting the company’s growth and expansion of over 600% to a workforce of more than 29,000 associates worldwide during her tenure. Her background also includes advising start-ups and early-stage organizations, and she currently serves on community and non-profit boards including the National

World War I Museum Board of Trustees (governance committee), Stowers Resource Management Board of Directors (diversity and compensation committees), MRI Global Board of Directors (compensation and governance committees) and Powell Gardens Board of Directors (marketing and nominating committees). Ms. Wilson holds a Bachelor of Science in Business Administration from the University of Missouri, Kansas City and is a member of Kansas City’s “Women Who Mean Business” selected by the Kansas City Business Journal 2014 to present. She was also named as one of Kansas City’s “Power 100” by the Kansas City Business Journal in 2017, 2018 and 2019.
Jaspal Chahal joined Clarivate in July 2021 as Chief Legal Officer and General Counsel. Ms. Chahal has over 25 years of corporate, commercial and legal experience gained working for a range of diverse industries, predominantly publicly listed information services and technology companies. She has a proven track record of building high performing global in-house legal functions, cultivating and nurturing top talent, operating across borders, and navigating businesses through complex legal, regulatory and compliance issues. Prior to joining Clarivate, she was Vice President and General Counsel for Sabre Corp, a leading software and technology provider for the travel industry serving most major airlines, travel agencies and hospitality suppliers from 2018 to 2020. At Sabre, Ms. Chahal led the global legal team responsible for managing legal affairs for Sabre’s Travel Network Solutions business. Prior to Sabre, Ms. Chahal was Senior Vice President and General Counsel at IHS Markit Ltd. from 2008 to 2016. She has also held General Counsel roles at Brunel University London and Acxiom Corp. She has served as a director for her family owned healthcare business since 2017. Ms. Chahal holds a Master of Law and Bachelor of Law from the University of London. She has also served as a trustee for Active Prospects, which is a not for profit organization from 2017 to 2019.
Mukhtar Ahmed has been President, Science Group of the Company since September 2019. Mr. Ahmed joined the Company in January 2018 as President of Life Sciences. He brings with him a wealth of leadership experience, spanning across a 30-year career within the biopharmaceutical, health sciences and technology industries. Mr. Ahmed most recently served as President of eHealth Solutions at Bioclinica where he was responsible for a global business division that provided commercial cloud technologies and specialist services to the biopharmaceutical and medical devices sectors. Prior to that, he was Global Vice President at Oracle Corporation. He also held senior executive positions with various multinational corporations including Parexel and Kendle International, as well as holding board-level positions with the UK National Health Service (NHS) and a number of venture capital and private equity backed companies. Mr. Ahmed holds a Bachelor of Science degree with honors in Applied Computer Systems from Brunel University, and a diploma in computing from Buckinghamshire College. He was a member of the Royal Society of Medicine, an independent council member for Brunel University and he chaired the Digital Health Committee for Life Sciences PA.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes present information relating to the beneficial ownership of our ordinary shares as of March 7, 2022 and shows the number of shares and percentage of outstanding ordinary shares owned by:
•
each person or entity who is known by us to own beneficially 5% or more of our ordinary shares;

•
each of our directors, director nominees and executive officers, individually; and

•
all current directors and executive officers as a group.

Unless otherwise indicated, the business address of each of the individuals is c/o Clarivate Plc, 70 St Mary Axe, London EC3 8BA United Kingdom.
	Amount and Nature of Beneficial Ownership
Beneficial Owner(1)	Number	Percent
Five Percent Holders:
Leonard Green & Partners, L.P.(2)	116,666,507	16.86%
T. Rowe Price Associates, Inc.(3)	44,113,566	6.37%
Onex(4)	41,917,137	6.06%
Castik Capital S.a.r.l.(5)	38,089,963	5.50%
Generation Investment Management LLP(6)	36,774,063	5.31%
Select Equity Group, L.P.(7)	35,932,673	5.19%
Directors, Director Nominees and Executive Officers:
Jerre Stead(8)	13,254,027	1.91%
Valeria Alberola(9)	5,941	*
Michael Angelakis(10)	12,262,917	1.77%
Sheryl von Blucher(11)	3,071,392	*
Jane Okun Bomba(12)	68,110	*
Usama Cortas(13)	116,666,507	16.86%
Konstantin Gilis	—	*
Balakrishnan S. Iyer(14)	546,553	*
Adam Levyn	—	*
Nicholas Macksey	—	*
Anthony Munk	—	*
Charles J. Neral(15)	38,437	*
Richard W. Roedel(16)	53,402	*
Andrew Snyder(17)	25,282,538	3.65%
Roxane White(18)	7,114	*
Mukhtar Ahmed(19)	14,174	*
Jonathan Collins(20)	70,559	*
Gordon Samson(21)	849,724	*
Steen Lomholt-Thomsen	—	*
All current directors and executive officers as a group (21 individuals)(22)	172,191,395	24.88%

*
Less than one percent.

(1)
Unless otherwise stated below, the address of each beneficial owner listed in the table is c/o Clarivate Plc, 70 St. Mary Axe, London EC3A 8BE, United Kingdom.

(2)
The information in the table above is based solely on information contained in this shareholder’s Schedule 13D/A under the Exchange Act filed by such shareholder with the SEC. GEI VII Capri Holdings, LLC (“Capri Holdings”) is the record and direct holder of 116,666,507 ordinary shares held by Capri Holdings on behalf of the following investors: (i) Green Equity Investors VII, L.P. (“GEI VII”) is the indirect owner of 33,763,998 ordinary shares, (ii) Green Equity Investors Side VII, L.P. (“GEI Side VII”) is the indirect owner of 47,264,079 ordinary shares, (iii) GEI VII Capri AIV, L.P. (“AIV”) is the indirect owner of 6,234,835 ordinary shares, (iv) Capri Coinvest LP (“Coinvest”) is the indirect owner of 28,094,163 ordinary shares, (v) ) LGP Associates VII-A LLC (“Associates VII-A”) is the indirect owner of 121,171 ordinary shares, and (vi) LGP Associates VII-B LLC (“Associates VII-B”) is the indirect owner of 1,188,261 ordinary shares. The principal business of each of Capri Holdings, GEI VII, GEI Side VII, AIV, Coinvest, Associates VII-A and Associates VII-B is to pursue investments. Each of GEI VII, GEI Side VII, AIV, Coinvest, Associates VII-A, Associates VII-B, Capri VII, and LGP are members of Capri Holdings. The principal business of Capri VII is to act as a member of Capri Holdings. GEI Capital VII, LLC (“Capital”) is the general partner of GEI VII and GEI Side VII. Capital’s principal business is to act as the general partner of GEI VII and GEI Side VII. Leonard Green & Partners, L.P. (“LGP”) is an affiliate of Capital and Capri VII. LGP’s principal business is to act as the management company of GEI VII, GEI Side VII and other affiliated funds. LGP Management, Inc. (“LGPM”) is the general partner of LGP. LGPM’s principal business is to act as the general partner of LGP. Peridot Coinvest Manager LLC (“Peridot”) is an affiliate of LGP and Capital whose principal business is to act as the general partner of Coinvest, the manager of Capri Holdings, and the management company of Associates VII-A, Associates VII-B, and other similar entities. Due to their relationships with GEI VII, GEI Side VII, AIV, Coinvest, Associates VII-A, and Associates VII-B, each of Capri Holdings, Capri VII, Capital, LGP, LGPM, and Peridot may be deemed to have shared voting and investment power with respect to the ordinary shares beneficially owned by GEI VII, GEI Side VII, AIV, Coinvest, Associates VII-A, and Associates VII-B. As such, Capri Holdings, Capri VII, Capital, LGP, LGPM, and Peridot may be deemed to have shared beneficial ownership over such ordinary shares. Each of Capri Holdings, Capri VII, Capital, LGP, LGPM, and Peridot, however, disclaims beneficial ownership of such ordinary shares. The address of GEI VII Capri Holdings, LLC. is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025.

(3)
The information in the table above is based solely on information contained in this shareholder’s Schedule 13G/A under the Exchange Act filed by such shareholder with the SEC. T. Rowe Price Associates Inc. has sole voting power of 16,968,259 ordinary shares and sole dispositive power of 44,113,566 ordinary shares. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(4)
The information in the table above is based solely on information contained in this shareholder’s Schedule 13G/A under the Exchange Act filed by such shareholder with the SEC. Onex Partners IV LP is the record holder of 15,874,408 ordinary shares; Onex Partners IV PV LP is the record holder of 784,783 ordinary shares; Onex Partners IV Select LP is the record holder of 109,890 ordinary shares; Onex Partners IV GP LP is the record holder of 453,991 ordinary shares; Onex Camelot Co-Invest LP is the record holder of 9,289,010 ordinary shares; Onex US Principals LP is the record holder of 584,939 ordinary shares; and Onex Partners Holdings LLC is the record holder of 14,820,116 ordinary shares. Mr. Gerald W. Schwartz beneficially owns all of the shares held by Onex Corporation and directly controls New PCo GP Inc. Mr. Schwartz may be deemed to share beneficial ownership of the shares beneficially owned by Onex Corporation and New PCo GP Inc. Onex Corporation may be deemed to beneficially own the ordinary shares held by each of Onex Partners IV LP, Onex Partners IV PV LP, Onex Camelot Co-Invest LP, Onex Partners IV GP LP and Onex Partners IV Select LP, through Onex Corporation’s ownership of all of the common stock of Onex Partners Canadian GP Inc., which owns all of the equity of (i) Onex Partners IV GP Limited, which is the general partner of Onex Partners IV GP LP, which is the general partner of each of Onex Partners IV LP, Onex Partners IV PV LP and Onex Camelot Co-Invest LP; and (ii) Onex Partners IV GP LLC, which is the general partner of Onex Partners IV Select LP. In addition, Onex Corporation may be deemed to beneficially own the ordinary shares held by (a) Onex

US Principals LP, through Onex Corporation’s ownership of all of the equity of Onex Private Equity Holdings LLC, which owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP; and (b) Onex Partners Holdings LLC, through Onex Corporation’s ownership of all of the equity of Onex Private Equity Holdings LLC, which owns all of the equity of Onex American Holdings Subco LLC, which is the majority owner of Onex Partners Holdings LLC. New PCo A LP is the record holder of 938,247 ordinary shares. New PCo GP Inc., the general partner of New PCo A LP, is an independent entity that is controlled by Mr. Schwartz and as such may be deemed to beneficially own all of the common stock beneficially owned by New PCo GP Inc. Mr. Schwartz, the Chairman, President and Chief Executive Officer of Onex Corporation, owns shares representing a majority of the voting rights of the shares of Onex Corporation and as such may be deemed to beneficially own all of the common stock beneficially owned by Onex Corporation. Mr. Schwartz disclaims any such beneficial ownership. Mr. Schwartz has indirect voting and investment control of Onex Corporation. The business address of each of Onex US Principals LP, Onex American Holdings GP LLC, Onex Partners IV GP LP, Onex Partners IV GP LLC, Onex Private Equity Holdings LLC, Onex American Holdings Subco LLC and Onex Partners Holdings LLC is 165 W Center Street, Suite 401, Marion, Ohio 43302. The business address of each of Onex Partners IV LP, Onex Partners IV PV LP, Onex Camelot Co-Invest LP and Onex Partners IV Select LP is 712 Fifth Avenue, 40th Floor, New York, NY 10019. The business address of each of the other holder is 161 Bay Street, Toronto, A6, M5J2S1.
(5)
The information in the table above is based solely on information contained in this shareholder’s Schedule 13D/A under the Exchange Act filed by such shareholder with the SEC. Selige Co-Investor Pooling Limited, Selige Co-Investor Pooling S.C.Sp, and Castik Capital S.a.r.l., have shared voting power and shared dispositive power over 38,089,963 ordinary shares. Selige Co-Investor Pooling Limited has its registered office at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands. Selige Co-Investor Pooling S.C.Sp has its registered office at 1 Route d’Esch, L-1470 Luxembourg. Castik Capital has its registered address at 1 Route d’Esch, L-1470 Luxembourg.

(6)
The information in the table above is based solely on information contained in this shareholder’s Schedule 13G under the Exchange Act filed by such shareholder with the SEC. The address of Generation Investment Management LLP is 20 Air Street, 7th floor, London, United Kingdom W1B 5AN.

(7)
The information in the table above is based solely on information contained in the Schedule 13G/A under the Exchange Act jointly filed by Select Equity Group, L.P. (“Select L.P.”) and George S. Loening, who is the majority owner of Select L.P. Select L.P. and Mr. Loening have shared voting and dispositive power over 35,932,673 ordinary shares. The address of Select L.P. and Mr. Loening is 380 Lafayette Street, 6th Floor, New York, NY 10003.

(8)
Includes (i) 4,349,234 ordinary shares directly held by Mr. Stead; (ii) 1,000,000 ordinary shares held by JMJS Group-II, LP, an affiliate of Mr. Stead; (iii) 1,000,000 ordinary shares held by Mr. Stead issuable upon the exercise of vested stock options; and (iv) 6,965,000 ordinary shares issuable upon the exercise of warrants held by Mr. Stead.

(9)
Includes 5,941 ordinary shares issuable upon settlement of RSUs held by Ms. Alberola that will vest within 60 days of March 7, 2022.

(10)
Includes (i) 5,941 ordinary shares issuable upon settlement of RSUs held by Mr. Angelakis that will vest within 60 days of March 7, 2022; (ii) 2,145,316 ordinary shares held by A-PQ Holdings, LLC; and (iii) 10,114,531 ordinary shares indirectly held by A-PQ Holdings through ProQuest Holdings LLC. Mr. Angelakis directly or indirectly controls a majority of the voting power of Atairos Partners GP, Inc. Atairos Partners GP. Inc.is the general partner of Atairos Partners, L.P., which is the sole voting shareholder of Atairos Group, Inc. Atairos Group, Inc. is the sole member of A-PQ Holdings. Mr. Angelakis disclaims beneficial ownership of the reported securities held directly and indirectly by A-PQ Holdings except to the extent of his pecuniary interest therein.

(11)
Includes (i) 2,797,392 ordinary shares directly held by Ms. von Blucher; (ii) 5,941 ordinary shares issuable upon settlement of RSUs held by Ms. von Blucher; and (iii) 274,000 ordinary shares issuable upon the exercise of warrants held by Ms. von Blucher.

(12)
Includes 62,169 ordinary shares directly held by Ms. Okun Bomba; and (ii) 5,941 ordinary shares issuable upon settlement of RSUs held by Ms. Okun Bomba that will vest within 60 days of March 7, 2022.

(13)
Mr. Cortas may be deemed to be the indirect beneficial owner of 116,666,507 ordinary shares held by Leonard Green & Partners, L.P. See Footnote 2 of this table. Mr. Cortas disclaims beneficial ownership of the ordinary shares reported herein except to the extent of his pecuniary interest therein and the information reported in this table shall not be deemed an admission that he is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(14)
Includes (i) 8,333 ordinary shares directly held by Mr. Iyer; (ii) 5,941 ordinary shares issuable upon settlement of RSUs held by Mr. Iyer that will vest within 60 days of March 7, 2022; (iii) 258,279 ordinary shares held indirectly by the Iyer Family Trust dated 1/25/2001 (the “Iyer Family Trust”); and (iv) 274,000 ordinary shares issuable upon the exercise of warrants held by the Iyer Family Trust. Mr. Iyer, as trustee, has voting and investment power over the shares held by the Iyer Family Trust.

(15)
Includes (i) 32,496 ordinary shares directly held by Mr. Neral; and (ii) 5,941 ordinary shares issuable upon settlement of RSUs held by Mr. Neral that will vest within 60 days of March 7, 2022. Mr. Neral is not standing for reelection at the Annual General Meeting.

(16)
Includes (i) 3,976 ordinary shares directly held by Mr. Roedel; (ii) 39,395 ordinary shares indirectly held by the Richard W. Roedel Trust; (iii) 4,090 ordinary shares held by Mr. Roedel’s Profit Sharing Plan; and (iv) 5,941 ordinary shares issuable upon settlement of RSUs held by Mr. Roedel that will vest within 60 days of March 7, 2022.

(17)
Includes (i) 3,070 ordinary shares issuable upon settlement of RSUs held by Mr. Snyder that will vest within 60 days of March 7, 2022; (ii) 8,821,984 shares held by Cambridge Information Group Inc. (“CIG”); (ii) 10,489,466 shares held by Cambridge Information Group II LLC; (iii) 5,964,601 shares held by Cambridge Information Group III LLC; and (iv) 3,417 shares held by CSA GP Corporation. Mr. Snyder is the Chief Executive Officer of and a shareholder in CIG, which acts as a manager of Cambridge Information Group II LLC and Cambridge Information group III LLC (collectively with CIG and CSA GP Corporation, the “CIG Entities”). CSA GP Corporation is a wholly owned subsidiary of CIG. Mr. Snyder disclaims beneficial ownership of the reported securities held by the CIG Entities except to the extent of his pecuniary interest therein.

(18)
Includes (i) 1,173 ordinary shares directly held by Ms. White; and (ii) 5,941 ordinary shares issuable upon settlement of RSUs held by Ms. White that will vest within 60 days of March 7, 2022.

(19)
Includes (i) 8,958 ordinary shares directly held by Mr. Ahmed; and (ii) 5,216 ordinary shares issuable upon settlement of RSUs held by Mr. Ahmed that will vest within 60 days of March 7, 2022.

(20)
Includes 70,559 ordinary shares directly held by Mr. Collins.

(21)
Includes 849,724 ordinary shares directly held by Mr. Samson.

(22)
Includes (i) 8,117,866 ordinary shares directly held; (ii) 155,507,586 ordinary shares indirectly held; (iii) 1,000,000 ordinary shares issuable upon the exercise of vested stock options; and (iv) 7,513,000 ordinary shares issuable upon the exercise of warrants; and (v) 52,943 ordinary shares issuable upon the settlement of RSUs that will vest within 60 days of March 7, 2022.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10 percent of a registered class of our equity securities, to file reports of ownership on Forms 3, 4, and 5 with the SEC. Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that, during the last fiscal year, all filings required under Section 16(a) applicable to the Company’s officers, directors, and 10 percent stockholders were timely.

REPORT OF THE AUDIT COMMITTEE
The following report of the Audit Committee does not constitute “soliciting material” and shall not be deemed filed or incorporated by reference into any other filing by Clarivate under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.
The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control, and legal compliance functions. It does so by approving the services performed by PwC, the Company’s independent registered public accountants, and reviewing their reports regarding the Company’s accounting practices and systems of internal accounting controls. The Committee also oversees the performance of the Company’s internal audit function, which is managed by the Chief Audit Executive.
The Committee’s responsibilities are stated in a written charter adopted by the Board.
The Company’s management is responsible for preparing the Company’s financial statements and PwC is responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and PwC.
To fulfill its responsibility, the Audit Committee has met regularly and held discussions with management, with the Company’s internal auditors, and with PwC. Management represented to the Audit Committee that the Company’s consolidated financial statements for fiscal year 2021 were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PwC.
The Audit Committee has also discussed and confirmed with PwC its independence from the Company and has received from PwC all written disclosures and correspondence required by the Public Company Accounting Oversight Board. In addition, the Audit Committee has evaluated the non-audit services provided by PwC to the Company and has concluded that these do not impair PwC’s independence.
The Audit Committee has discussed with internal accountants, internal auditors, and PwC, with and without management present, its evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.
Based on the reviews and discussions described above, the Audit Committee approved the audited consolidated financial statements for fiscal year 2021 and recommended to the Board their inclusion in the Annual Report on Form 10-K for the year ended December 31, 2021.
Respectfully submitted on [      ], 2022, by the members of the Audit Committee of the Board:
Charles J. Neral, Chairperson
Valeria Alberola
Balakrishnan S. Iyer
Richard W. Roedel

REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE
The following report of the Human Resources and Compensation Committee does not constitute “soliciting material” and shall not be deemed filed or incorporated by reference into any other filing by Clarivate under the Securities Act or the Exchange Act.
The Human Resources and Compensation Committee of the Board has reviewed and discussed with management of the Company the Compensation Discussion and Analysis. Based on this review and discussion, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and this Proxy Statement.
Respectfully submitted on [       ], 2022, by the members of the Human Resources and Compensation Committee of the Board:
Jane Okun Bomba, Chairperson
Sheryl von Blucher
Usama N. Cortas
Roxane White

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) details the objectives and elements of the Clarivate executive compensation program, describes the related processes of our Human Resources and Compensation Committee (“HRCC”) in determining compensation provided to our Named Executive Officers (“NEOs”), and discusses the compensation that they earned.
Executive Summary
Who We Are
Clarivate™ is a global leader in providing solutions to accelerate the lifecycle of innovation. We help customers solve some of the world’s most complex problems by providing actionable information and insights that reduce the time from new ideas to life-changing inventions.
Today’s organizations face unprecedented uncertainty fueled by a global pandemic, economic turmoil, societal disruption and rapidly advancing technologies. As a result, competitive landscapes shift constantly and opportunities can appear in unexpected places. At the heart of every successful growth strategy is the drive and discipline to innovate and transform. Every product or service consumed has been imagined, created and improved in a continuous, connected lifecycle of innovation: discover, protect, commercialize. We operate at the heart of this lifecycle, accelerating innovation by delivering critical information, expansive, expertly curated content, cutting-edge data science, workflow solutions and independent expertise for customers across Academia & Government, Life Sciences & Healthcare, Professional Services and Consumer Goods, Manufacturing & Technology. Our unique view of innovation provides the actionable, independent information and insights our customers need to discover, protect and commercialize their inventions using our trusted subscription and technology-based solutions coupled with deep domain expertise.
In 2021, we reorganized the Company to make it easier for our customers and partners to engage with us to ensure we can serve them through the lens of their own industry and challenges.
Our customers:
Academia & Government:   To help them drive institutional performance and accelerate real-world research outcomes.
Life Sciences & Healthcare:   To support them to advance innovation and accelerate patient outcomes.
Professional Services:   To assist professional services companies and law firms to maximize their growth potential.
Consumer, Manufacturing & Technology:   To inform their investment decisions and strategic decision making.
Customers in these markets include corporations, government agencies, universities, researchers, law firms and other professional services organizations around the world, who depend on our high-value, curated information, analytics and services to discover, protect and commercialize their inventions. Our industry-leading solutions include Cortellis, CompuMark, CPA Global, Derwent, DRG, MarkMonoitor, ProQuest and the Web of Science.
We are focused on maintaining a culture of superior engagement and accountability with the customers we serve.
Expansive, expertly curated industry intelligence.
Our solutions are built on a foundation of deep domain expertise and connect over 100 years of research and the broadest and deepest sources of intelligence. Our content is rigorously maintained and manually curated to ensure the most accurate, complete and searchable data possible. The result is a unique collection of industry intelligence that is unmatched in quality, quantity and usability.

Advanced data science capabilities.
Our team of highly skilled and experienced data scientists use the latest technology to build advanced machine-learning models based on our industry leading content and data. This gives us the unique ability to reveal connections across the innovation lifecycle and solve our customers’ problems.
At the conclusion of 2021, we served over 50,000 customers in more than 180 countries, including the top 30 pharmaceutical companies by revenues. Our 10 largest customers represented only 9% of revenues for the year ended December 31, 2021.
How We Operate
The tenets of our corporate culture are fundamental to every decision we make, including acquisitions. We have constructed a strong operating philosophy and an overarching ethos that are critical to our future success. All of these elements are built on the foundation of a clear purpose, vision, mission and values to support our vibrant, engaged workforce who is guided by these tenants in everything they do.
Our core values are cultural cornerstones and deeply ingrained principles that guide our actions — internally and externally; they inform all employee-related processes such as hiring, performance, promotions and rewards.

Shareholder Engagement
Strong engagement with our shareholders is critically important to us, so we design our disclosures to be as open and transparent as possible in order to facilitate these important discussions which provide us with valuable input and feedback. In 2021, we proactively discussed with our shareholders both our executive compensation and corporate governance practices. We also periodically reach out to our shareholders to discuss compensation and governance and we will consider the input we receive as we continue to refine our executive compensation program.
Sustainability and Environment/Social/Governance (“ESG”)
At Clarivate, sustainability is not something we do, it is in everything we do. Our Vision is to improve the way the world creates, protects, and advances innovation and together with our colleagues and customers address challenges and opportunities laid out in the 2030 UN Sustainable Development Goals (SDGs). It is our aspiration to be a recognized leader and listed on the Dow Jones Sustainability Index.
Global Leadership Commitments
•
United Nations Global Compact

•
United Nations Women’s Empowerment Principles (WEPs)

•
CEO Action on Diversity & Inclusion

•
U.K. Stonewall Trans Rights are Human Rights initiative

Our 2021 Achievements
We issued our inaugural sustainability report.
Environment
•
Published environmental metrics for 75%+ of our facilities and air travel emissions

•
Improved ability to capture, track, minimize and mitigate our carbon footprint and negative environmental impact

•
Evaluated ESG performance of over 100 suppliers representing nearly 27% of supplier spend

Social
•
Built our capabilities for robust people metrics management as we advance our Diversity, Equity, Inclusion and Belonging (DEIB) efforts

•
Participated in the Corporate Equality Index to establish a performance baseline and inform our DEIB strategy

•
Launched the Global Engagement Council to align and coordinate our nearly 80 global and local colleague engagement group efforts

•
Shared over 14,000 hours of time volunteering and helping in communities around the world advancing the Sustainable Development Goals (SDGs)

•
Joined the coalition of scientific publishing organizations and national laboratories, partnering on the transgender-inclusive name-change process for published papers

Governance
•
Became signatory to the United Nations Global Compact

•
Elevated accountability of Sustainability to the Board Nominating, Governance and Sustainability Committee

•
Published the Board diversity statement and updated the modern slavery statement

•
Achieved ISO (International Standards Organization) 27001

Our Approach
The Clarivate ESG strategy is shaped and informed through materiality mapping to address what is important to our stakeholders and our business:
•
Enterprise Risk Management — Importance to Business

•
Investors, customers, regulators and colleagues — Importance to Stakeholders

We leveraged our Enterprise Risk Assessment (ERA) process to identify wider sustainability issues for consideration across the Company. Upon completion of our ERA and identification of our top risks, we evaluated and synthesized material issues and mapped them to our 3 sustainability pillars. To do this, we analyzed reporting frameworks such as the Global Reporting Initiative (GRI) and the Sustainable Accounting Standards Board (SASB), the UN Sustainable Development Goals, customer expectations, regulatory requirements, ESG ratings, investor requests, and priorities, including Bloomberg ESG, MSCI and Sustainalytics.
Ethics and Integrity
Our Code of Conduct is the starting point for establishing our global leadership as a sustainable company. Throughout our global organization, it is the cornerstone of our compliance program and provides guidance on how we represent our brand in everything we say and do. It reflects our mission, vision, and values, especially when it comes to fostering trust, respect, integrity, and sustainability.

Strong Corporate Governance
Our Board of Directors serves an essential role as ESG issues move to the top of our corporate priorities. With growing awareness, attention, and action from investors, customers, and other stakeholders, our Board and its Committees provide oversight and guidance.
Diversity, Equity, Inclusion and Belonging
We believe that our colleagues are our most important competitive advantage; they bring diverse cultures, backgrounds, and experiences to the Company. They are a key driver of our innovation and success.
We are committed to strengthening progress across all five pillars of our DEIB strategy, to ensure that we are impacting SDG 5 (Gender equality), 8 (Decent work and economic growth) and 10 (Reduced inequalities). Our pillars are aligned to leadership and strategy, culture, workplace practices, business integration, and community impact.
As signatories to the CEO Action for Diversity and Inclusion, we are supporting two colleagues annually to represent Clarivate as Racial Equity Fellows. We are also signatories to the UN Women’s Empowerment Principles, and the UN Global Compact, and in 2021, we proudly joined the coalition of Scientific publishing organizations and national laboratories partnering on transgender-inclusive name-change process for published papers. Name changes allow researchers of all genders to own their academic work.
Data Security and Privacy
At Clarivate, we take cyber security very seriously and it is a top priority across our organization. We believe in staying proactive, informed, and committed to continually reviewing, testing, and strengthening our Information Security Risk Management program.
We have a robust data protection program with policies and procedures that reflect internationally accepted principles of transparency, accountability, and individual rights.
In addition, we have a team of dedicated privacy professionals led by our Chief Privacy Officer to be diligent guardians of our privacy policies and practices, helping us adhere to our guiding principles and stay ahead of evolving privacy and data protection laws.
Climate Change
We are implementing a comprehensive climate transition plan that includes reducing overall energy use, increasing use of renewables, and operating in sustainable certified spaces. Our goal is to become carbon neutral by 2024, including a commitment to set a science-based target.
Supply Chain Sustainability and Diversity
Gathering insights about our suppliers will inform our supplier choices. To do this, we are increasing the visibility of our supplier ESG performance using the EcoVadis platform with a goal to evaluate 35% of supplier spend.
Integrating ESG into Business Strategy
In addition to ensuring responsible business practices, we are integrating sustainability into our products and services to advance customer innovation, market growth and company brand; building a more sustainable world through our customer partnerships and impact.
More information regarding our 2021 achievements and 2022 goals can be found at: https://clarivate.com/sustainability-at-clarivate/.

Our Approach to Pay
Our Compensation Philosophy
Since transitioning from a privately held company to a public company in May 2019, we have continued to focus on aligning and simplifying our organization, instilling a strong sense of ownership and accountability and further positioning Clarivate for strong growth and profitability.
Our goal is to provide an executive compensation program that reinforces a pay for performance culture, serving the interests of our shareholders while supporting our mission, vision and values. We believe that attracting and retaining superior talent, enhancing diversity, equity and belonging throughout the Company, and rewarding performance are key to delivering long-term shareholder returns, and that a competitive compensation program is critical to that end. Therefore, we strive to provide a competitive compensation package to our executives that is heavily weighted toward performance-based pay elements that align the interests of our executives with those of Clarivate shareholders.
Objectives to Support Our Compensation Philosophy
In order to achieve the goals of our compensation and benefits program, we have adopted the following objectives and guidelines:
Compensation Philosophy and Objectives
Total Rewards Strategy Supports our Mission, Vision and Values	The components of compensation encourage our colleagues to aim for greatness by pursuing top performance and challenging the status quo in the belief that human ingenuity can transform the world and improve our future.
Designed to Attract, Retain and Motivate Top Talent	Total compensation should be competitive in order to attract qualified individuals, motivate performance and retain, develop and reward colleagues with the abilities and skills needed to foster long-term value creation. We also strive to achieve equity and balance through our compensation programming to support greater diversity across our workforce.
Programs Globally Consistent and Locally Competitive	Total compensation should be globally consistent and locally competitive to attract and retain qualified talent in the markets in which we operate.
Incentives Aligned to Key Business Objectives Appropriate to Colleague Roles	We aim to drive superior business and financial results by setting clear, measurable short- and long-term performance targets that support our business strategy and the creation of long-term shareholder value while also ensuring that our executives are not incentivized to take inappropriate risks.
Supports a Pay for Performance Culture	Total compensation should be competitive and performance should be appropriately rewarded. We believe there should be an upside as well as a downside risk of payouts if our performance is above or below our goals.

Determination of Executive Compensation
The Role of the Human Resources and Compensation Committee
The HRCC is composed of independent, non-employee members of the Board. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which may be accessed on our website, www.clarivate.com.
With respect to CEO and executive officer compensation, the HRCC:
•
Reviews and approves the corporate goals and objectives as they relate to incentive compensation targets and payouts at various levels;

•
Evaluates the CEO’s performance in light of these goals and objectives;

•
Sets the CEO’s compensation based upon the evaluation of the CEO’s performance. Under its charter, the HRCC may set the CEO’s compensation either alone or, if directed by the Board, in conjunction with a majority of the independent directors on the Board;

•
Reviews and sets the compensation of the executive officers other than the CEO;

•
Reviews and approves the Company’s CD&A disclosure, as required by SEC rules, and provides a recommendation to the Board whether to include the CD&A disclosure in the Company’s Proxy Statement or Annual Report on Form 10-K; and

•
Recommends to the Board whether to approve the frequency with which the Company will conduct Say-on-Pay votes, taking into consideration the results of the most recent shareholder advisory vote on the frequency of Say-on-Pay votes.

Additionally, the HRCC responsibilities include:
•
Review and assessment of risks arising from the Company’s compensation policies and practices and whether such risks are reasonably likely to have a material adverse effect on the Company; and

•
Expanded oversight of Human Capital Management in the context of talent management and succession planning, colleague development, workplace culture, and Diversity/Equity/Inclusion/Belonging initiatives.

The HRCC works very closely with its independent compensation consultant and senior management to consider a variety of factors when making compensation decisions throughout the year, including:
•
Experience, responsibilities, and individual and overall Company performance;

•
Internal equity among executives;

•
Executive role in succession planning;

•
Competitive external market data and trends; and

•
Alignment with shareholders, customers and other colleagues.

As part of the responsibilities described in its charter, the HRCC sets objective business performance targets and the amounts payable at different levels of performance under each of our incentive plans. Goal setting is part of the Company’s overall business planning process. As part of this process, a range of performance scenarios is developed. Goals are then set at the threshold, target and maximum performance levels — driven by the strategic and operational plans approved by the Board. The HRCC also considers the probability of achievement of different levels of performance when setting goals.
The Role of the Independent Compensation Consultant
During 2021, the HRCC engaged Pay Governance as its independent compensation consultant to advise on executive compensation matters. Pay Governance specializes in executive compensation and related governance matters. To ensure the HRCC receives independent and unbiased advice and analysis, the consultant is prohibited from providing any services to management, although the consultant interacts with management from time to time in order to best coordinate with and deliver services to the HRCC. The HRCC has sole authority with regard to the decision to retain and terminate the compensation consultant (including the authority to approve the consultant’s fees and other retention terms). The consultant maintains active engagement with the HRCC Chair and reports to the HRCC. The HRCC annually reviews the independence of the consultant’s work under rules adopted by the SEC and NYSE and has found no conflicts.
The independent compensation consultant performed duties requested by the HRCC including:
•
Providing recommendations on the composition of the peer group;

•
Analyzing executive and director compensation in comparison to the peer group;

•
Updating the HRCC on executive compensation and governance market trends;

•
Advising the HRCC on annual incentive and long-term equity plan designs; and

•
Reviewing disclosures related to executive compensation.

Pay Governance speaks with the chair of the HRCC, as well as with management, in preparing for HRCC meetings, regularly attends HRCC meetings and meets from time to time in executive sessions with the HRCC without the presence of management.
The Role of Management
At the HRCC’s request, management provides information, analyses and recommendations regarding our executive compensation program, as well as information regarding our achievement of performance metrics. Our CEO discusses with the HRCC his views on the performance and the compensation of the NEOs and CEO direct reports.
The Use of Peer Group Benchmarking and Market Data
Peer Group Benchmarking
The HRCC considers several factors in structuring our executive compensation program, determining pay components, and making compensation decisions. This includes an annual review and comparison of the compensation practices of select peer companies in our industry. These companies were chosen with guidance from our independent compensation consultant to be effective for fiscal year 2021. It was the HRCC’s intent to select companies that operate significant lines of business similar to Clarivate’s, are of comparable size in revenue and market capitalization, and compete with Clarivate for executive talent. This peer group was selected prior to the acquisitions and divestitures discussed below in our 2021 Business Highlights, which impacted the fundamental composition of the Company.
We established a peer group for benchmarking executive pay based on the following guiding principles:
•
Companies engaged in intelligence development, data analytics, digital delivery or cybersecurity and intellectual property protections;

•
Revenues between $500 million to $5.1 billion (approximately 0.3x-3.0x Clarivate);

•
Market capitalization between $2.8 billion to $57.0 billion (approximately 0.25x-5.0x Clarivate);

•
Business/talent competitors of Clarivate;

•
A group of between 10 to 25 companies so that results are statistically reliable, and the peer group is sustainable over time; and

•
Availability of sufficient pay data for companies identified as potential peers.

Based on this analysis, the following 18 companies were selected as our primary peer group for compensation benchmarking in 2021 (“Peer Group”):
Clarivate 2021 Peer Group for Compensation
Cloudera	FTI Consulting, Inc.	Morningstar, Inc.
Dun & Bradstreet Holdings, Inc.	Gartner, Inc.	SCI Inc.
ExlService Holdings, Inc.	ICF International, Inc.	PRA Health Sciences, Inc.
FactSet Research Systems Inc.	ICON Public Limited Company	Proofpoint, Inc.
Fair Isaac Corporation	IHS Markit Ltd.	Teradata Corporation
Fire Eye, Inc.	Informa plc	Verisk Analytics, Inc.
The Use of Market Comparison Data
The HRCC approves the salary, AIP target annual cash incentive and LTI equity compensation of the NEOs at levels that are competitive with compensation paid to persons holding the same or similar positions at members of the Peer Group using available market comparison data regarding these companies as a guide. In addition to Peer Group market data, the HRCC also considered Willis Towers Watson compensation survey data from similar industries and geographies in its competitive analysis of NEO compensation. The use of market comparison data, however, is just one of the tools the HRCC uses to determine executive compensation, and the HRCC retains the flexibility to establish target compensation at levels it deems appropriate for an individual or for a specific element of compensation based on performance, experience, and breadth of responsibilities.
Good Governance Practices
We are committed to having policies in place to ensure effective oversight of our executive compensation program and strong corporate governance.
WHAT WE DO		WHAT WE DON’T DO
✓	We have an HRCC that is fully composed of independent directors	✘	We do not provide our CEO with an employment agreement
✓	The HRCC engages an independent compensation consultant	✘	We do not permit our colleagues to engage in hedging transactions
✓	We have adopted share ownership guidelines for our executive officers and Board of Directors	✘	We do not permit our colleagues to pledge Company securities to secure margin or other loans
✓	The majority of NEO pay is at risk and dependent upon performance	✘	We do not reprice underwater stock options
✓	The mix of executive officer equity awards includes a performance-based element	✘	We do not provide excise tax gross-up payments
✓	We engage with our shareholders to discuss executive compensation and corporate governance matters	✘	We do not have an evergreen provision that automatically adds shares to our equity incentive plan
✓	We have a clawback policy that requires covered executives to reimburse performance-based compensation in specified circumstances	✘	We do not provide excessive perquisites
Elements of Compensation at a Glance — Mix of Fixed and Variable Performance-Based Compensation
Upon becoming a public company in May 2019, we began designing our executive compensation programs to create a performance-based culture that rewards colleagues for collective performance and demonstration of our values and to align our colleagues’ interests with those of our public shareholders. In 2020, we implemented equity programs and an Annual Incentive Plan (“AIP”) to recognize and reward our colleagues for their achievements. In 2021, we further enhanced these programs to align with our business strategy and drive exceptional performance toward achievement of our goals and objectives.
Our executive compensation program is tailored to our strategic priorities and our current business outlook, while also designed to motivate and retain our senior management team. Multiple components, described below, are utilized to achieve these objectives, with a heavy emphasis on pay that is variable or at risk depending directly on performance against strategic corporate metrics. Additional detail on each compensation element is provided in the “2021 Executive Compensation Program in Detail” section.
Pay Element	Fixed/Variable/ At-Risk	Payment Method	Alignment to Business Objectives
Base Salary	Fixed	Cash	Benchmark base salaries to ensure market competitiveness in the attraction and retention of key talent
Provides a competitive fixed rate of pay relative to similar positions in the market
Retirement, Health and Welfare Benefits		Benefits	Market-aligned programs to facilitate strong productivity and provide support in times of personal need
Health, welfare and retirement programs
Limited perquisites

Annual Incentive Plan	At-Risk/Variable	Cash	Rewards performance for achievement of rigorous and challenging short-term performance goals aligned with the Company’s annual operating plan
Motivates executives to deliver on individual objectives supportive of broader business objectives
Annual recognition of performance against pre-established targets

Long Term Incentive Program		PSUs and RSUs	Rewards performance for achievement of rigorous long-term performance goals aligned with the interests of shareholders and the Company’s strategy
Supports retention and mitigates excessive risk taking

2021 Business Highlights
Clarivate had an exciting year in 2021 and had measurable success in multiple areas. Some of our key accomplishments include:
•
Completing strategic acquisitions to support the expansion of our core business segments and provide us with growth potential:

•
Patient Connect in December 2021, a provider of patient engagement solutions that enable the measurement of clinical and commercial outcomes and inform the advancement of healthcare. Patient Connect is complementary to Clarivate’s science portfolio.

•
ProQuest and its subsidiaries in December 2021, a leading global software, data and analytics provider to academic, research and national institutions.

•
Bioinfogate in August 2021, a leading provider of analytics solutions in life sciences that is complementary to Clarivate’s science portfolio.

•
Realigning our commercial infrastructure to serve customers more efficiently, by establishing three global business centers, building a strategic sales organization and managing most customers through inside sales to free up field sales time and optimize cost-to-serve.

•
Delivering on cost savings and efficiency initiatives by optimizing resources and assets in response to our strategic acquisitions, rationalizing facilities and insourcing application development.

•
Enhancing productivity and work fulfillment despite the pandemic by developing new and more productive ways to work and examining and improving processes and workflows.

2021 Financial Results
For the year ended December 31, 2021, we generated approximately $1.877 billion of revenues and $1.881 billion of adjusted revenues. Refer to Appendix B for a reconciliation of our non-GAAP to GAAP financial measures. We generated recurring revenues through our subscription-based model and re-occurring revenue transactions, which accounted for 79.1% of our revenues for the year ended December 31, 2021. In each of the past three years, we have also achieved annual revenue renewal rates in excess of 90%. (For information on annual revenue renewal rates, see Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Performance Indicators — Annual Revenue Renewal Rates).
The table below highlights our key financial metrics in 2021 and 2020, respectively.
Key Financial Results(1)(2)
	2021 Results	2020 Results
Adjusted EBITDA	$800M	$487M
Adjusted EBITDA Margins	43%	38%
Revenue	$1,877M	$1,254M
Adjusted Revenue	$1,881M	$1,277M
Adjusted Free Cash Flow	$459M	$302M
Market Capitalization (for the years ended December 31, 2021 and 2020, respectively)	$16B	$18B

(1)
Results are for the full year as of December 31, 2021 and December 31, 2020.

(2)
See Appendix B for a reconciliation of our non-GAAP to GAAP financial measures.

Alignment of Pay to Business Objectives
With regard to our variable/at-risk pay, we utilize multiple metrics to incentivize behavior that supports the achievement of our corporate goals.

For our AIP, the metrics selected to best support our short-term objectives include Adjusted Revenue, Adjusted EBITDA, Adjusted Free Cash Flow, Product Revenue and Contribution, Customer Delight, and Individual Performance.
Our LTI program includes Performance-Based Restricted Share Units that apply longer term metrics including Consolidated Revenue and Adjusted EBITDA margin, with a TSR modifier as compared to the S&P 500 measured over a cumulative 3-year period.
Compensation for Our Named Executive Officers 2021
For 2021, our NEOs were:
Name	Title
Jerre Stead	Executive Chairman and Chief Executive Officer
Jonathan Collins	Executive Vice President and Chief Financial Officer
Steen Lomholt-Thomsen	Chief Revenue Officer
Mukhtar Ahmed	President, Science Group
Gordon Samson	Chief Product Officer
Richard Hanks	Former Chief Financial Officer
Jeff Roy	Former President, IP Group
Compensation Mix — Performance Based/At-Risk Compensation
The graphics below show the total target compensation mix of our CEO and our other NEOs. These illustrate that a majority of the NEOs’ total target compensation is at risk (93% for our CEO and an average of 79% for our other NEOs). For purposes of these estimates, total compensation is composed of base salary, AIP target and RSU target, with AIP and PSU targets both counting as at-risk pay.

(1) Other NEOs include Messrs. Collins, Lomholt-Thomsen, Ahmed, Samson and Hanks.
Base Salary
Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. In making base salary decisions for our NEOs other than the CEO, the HRCC considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. The HRCC also takes into account factors such as relevant market data, overall Company performance, individual performance and contributions, and internal equity within the Company.

During 2021, the HRCC determined the appropriate annual base salary rate for each NEO as follows:
Name	2021 Year-End Base Salary	2020 Year-End Base Salary	% Increase
Jerre Stead	$750,000	$750,000	0%
Jonathan Collins(1)	$750,000	N/A	0%
Steen Lomholt-Thomsen(1)(2)	$580,000	N/A	0%
Mukhtar Ahmed(1)(2)(3)	$623,829	$602,415	4%
Gordon Samson(1)(2)(3)	$535,475	$374,520	43%
Richard Hanks(1)	$550,000	$500,000	10%
Jeff Roy(1)	$550,000	$450,000	22%

(1)
Mr. Collins joined Clarivate on December 16, 2021 as Executive Vice President and Chief Financial Officer; Mr. Lomholt-Thomsen joined Clarivate in August 2021 as Chief Revenue Officer; Mr. Ahmed will be departing the Company on October 1, 2022; Mr. Samson became an Executive Officer in July 2021 when he was promoted to President, IP Group; Richard Hanks will be departing the Company on July 1, 2022; and Mr. Roy departed the Company on July 31, 2021.

(2)
Messrs. Lomholt-Thomsen, Ahmed and Samson are based in the United Kingdom and each of their 2021 and 2020 salaries have been converted to USD using a GBP: USD exchange rate of 1.3387, which is a rate set at the beginning of 2021 with a six-month forward look that we use for budget planning. The 2020 exchange rate, used for reporting their salaries in the prior year’s executive compensation tables, was GBP: USD 1.3387.

(3)
Messrs. Samson, Hanks and Roy received an increase in March 2021 based on an analysis of market data, overall Company performance, individual performance and contributions, and internal equity within the Company. Mr. Samson received an increase in July 2021 with respect to his expanded responsibilities as President, IP Group. Mr. Ahmed received an increase in April 2021 as we converted the value of Mr. Ahmed’s car allowance into additional base salary.

2021 Annual Incentive Plan
Our AIP provides cash incentives tied to annual pre-established financial goals with a Customer Delight additive modifier and a lever for individual performance. For details, see “2021 Annual Incentive Plan” below.
Our AIP provides the opportunity for annual incentive payments to be made to approximately 74.5% of our colleagues. Payments are based on achievement of pre-established corporate financial goals with a Customer Delight modifier and an individual performance modifier.
Each NEO has a target AIP, which is defined as a percentage of the respective NEO’s eligible base pay.
The table below provides a comparison of the end-of-year AIP targets for 2021 and 2020.
Name	2021 AIP Target	2020 AIP Target
Jerre Stead	150%	150%
Jonathan Collins(1)	N/A	N/A
Steen Lomholt-Thomsen(1)	100%	N/A
Mukhtar Ahmed(1)	100%	100%
Gordon Samson(1) (2)	100%	85%
Richard Hanks(1)	100%	100%
Jeff Roy(1)	100%	100%

(1)
Mr. Collins became an executive officer on his hire date of December 16, 2021 and was not eligible to participate in our 2021 AIP; Mr. Lomholt-Thomsen became an executive officer on his hire date of August 2, 2021 and his bonus was pro-rated based on his date of hire; Mr. Ahmed will be departing the Company on October 1, 2022; Mr. Samson became an Executive Officer on July 6, 2021 when he was promoted to President, IP Group; Richard Hanks will be departing the Company on July 1, 2022; and Mr. Roy departed the Company on July 31, 2021.

(2)
In 2021, the HRCC adjusted the AIP target for Mr. Samson based upon a review of his role due to his promotion to President of our IP Group, internal equity, and a competitive analysis of our compensation peer group that was recommended by Pay Governance based on their research.

To reward achievement in 2021, we maintained a target-based AIP that delivered annual cash payments to the NEOs and other senior colleagues based on achievement of pre-determined financial goals of the Company tied to adjusted revenue, adjusted EBITDA and adjusted free cash flow (for colleagues with group-wide responsibility) and Business Segment (IP and Science) revenue and product contribution (for colleagues within our business segments). The AIP also has a Customer Delight modifier and an individual performance modifier. Our active NEOs had targeted amounts ranging from 100% to 150% of their annual base salaries, depending upon their positions.
AIP Goals
Our AIP goals can be viewed in the following categories:
•
Financial.   The corporate financial goals we selected for the AIP represent our key business performance areas: adjusted revenue, adjusted EBITDA and adjusted free cash flow. In addition to the corporate financial goals for AIP which are applicable to all NEOs, colleagues who were in the Science and IP business areas had business group financial goals tied to Product Line revenue and product contribution in their respective business groups.

•
Customer Delight Additive Modifier.   The Customer Delight additive modifier, which could increase the payment earned from corporate financial performance by up to 10%, was selected because an improvement in our Customer Delight score, as measured by the results of surveys sent to 100% of our customers, was one of our strategic goals in 2021 as Customer Delight can directly impact our revenues and represents a key component of our measurement of success.

•
Individual Performance Modifier.   The individual performance modifier can be used to increase or decrease an individual’s final AIP payment based upon that individual’s personal performance, provided that the maximum payment could not exceed 200% of the AIP target.

The table below illustrates the goals set for each of the NEOs.
AIP Individual Goals
Name	Corporate Financial Goals	Customer Delight Additive Modifier	Individual Performance Modifier
Jerre Stead	100%	Up to 10% of calculated payment attributable to corporate financial performance	May be used to increase or decrease final payment with a maximum payment limited to 2X Target
Jonathan Collins(1)	0%
Steen Lomholt-Thomsen	100%
Mukhtar Ahmed	100%
Gordon Samson	100%
Richard Hanks	100%
Jeff Roy(2)	100%

(1)
Mr. Collins is not eligible to participate in our 2021 AIP Program as he commenced employment on December 16, 2021.

(2)
As part of his severance arrangement, Mr. Roy is not eligible to receive a payment under our 2021 AIP Program.

Achievement of AIP Goals
•
Financial.   The tables below provide the threshold, target and maximum AIP opportunities and actual results achieved in 2021 at the corporate level. Payout percentages are interpolated between payout levels.

2021 CORPORATE AIP GOALS(1)
Metric	Weighting	Payout Level		2021 Corporate Goal (in millions)	2021 Corporate Goal as % of Target	2021 Results (in millions)	Payout %
Adjusted Revenue(2)		Threshold	0%	$1,740	96.6%
	40%	Target	100%	$1,802	100.0%	$1,774	63.5%
		Maximum	150%	$1,847	102.5%
Adjusted EBITDA(2)		Threshold	0%	$765	94.4%
	40%	Target	100%	$806	100.0%	$758	0.0%
		Maximum	150%	$847	105.0%
Adjusted Free Cash Flow(2)		Threshold	0%	$430	91.9%
	20%	Target	100%	$468	100.0%	$420	0.0%
		Maximum	150%	$491	105.0%

(1)
2021 Corporate Goals and 2021 Results exclude ProQuest as the goals were set prior to the acquisition of ProQuest.

(2)
See Appendix B for a reconciliation of our non-GAAP to GAAP financial measures.The adjusted results for 2021 are at plan FX rates since that is how the corporate goals were established.

•
Customer Delight.   Customer Delight performance was measured through a highly-structured and data-driven bi-annual customer survey completed by 18,066 of our customers globally. The survey contained five questions related to certain key themes, with a strong focus on the ease of doing business with Clarivate.

As shown in the table below, we set the minimum Customer Delight additive modifier at 76. The maximum modifier would take effect if the Customer Delight score was 78 or higher. Our final score was 78; thus, the calculated business payout was increased by 10%.
AIP Customer Delight Modifier
Customer Delight Score	Customer Delight Score	Additive Modifier	2021 Customer Delight Score	Final Additive Modifier
Threshold	<=76	1.00x
Target	77	1.05x	78	1.10X
Stretch	78	1.10x

•
Final AIP Payments.   For the NEOs, the HRCC determined that payouts should be based on actual business results (25.4%) with the customer delight modifier applied, resulting in a final payment of the NEOs at 27.94% of target.

Final Calculation-AIP Payments
		Corporate Performance
Name	AIP Target ($)	% of AIP Tied to Goal Set	Performance Level Achieved	Amount Earned ($)	Customer Delight ($)	Individual Modifier	Final AIP Payment ($)
Jerre Stead	1,125,000	100%	25.4%	285,750	28,575	—	314,325
Jonathan Collins(1)	—	—	—	—	—	—	—
Steen Lomholt-Thomsen(2)	241,534	100%	25.4%	61,350	6,135	—	67,485
Mukhtar Ahmed(3)	618,547	100%	25.4%	157,111	15,711	—	172,822
Gordon Samson(3)	443,578	100%	25.4%	112,669	11,267	—	123,936
Richard Hanks	538,219	100%	25.4%	136,708	13,670	—	150,378
Jeff Roy(4)	—	—	—	—	—	—	—

(1)
Mr. Collins joined Clarivate in December 2021 and was not eligible to participate in our 2021 AIP.

(2)
Mr. Lomholt-Thomsen joined Clarivate in August 2021 and was eligible for a pro-rata payment of our 2021 AIP.

(3)
Messrs. Ahmed and Samson are based in the United Kingdom and in the AIP tables above, their payments have been converted to USD using a GBP: USD exchange rate of 1.3387.

(4)
As part of his severance arrangement, Mr. Roy is not eligible to receive payment under our 2021 AIP Program.

2021 Long-Term Incentive Program
Incentive Award Plan Grant Practices
Annual LTI awards to NEOs are typically granted in the first quarter of the year, although LTI awards may also be granted to NEOs as part of the hiring process or in connection with a change in responsibility. The HRCC approves the type and number of awards to be granted and the performance criteria for awards. For all such grants, the grant date is no earlier than the date of HRCC approval.
The HRCC has delegated to the CEO the authority to grant equity awards, including annual LTI awards, to eligible employees (other than the CEO and colleagues subject to Section 16 of the Exchange Act), provided the total awards remain within specified limits and subject to terms and conditions approved by the HRCC. In addition, on a quarterly basis, the HRCC reviews the shares granted from this award budget.
Equity Programs
We consider share ownership to be a key component in our compensation programs because it aligns the goals of our colleagues with those of our shareholders and because we believe all colleagues should have an opportunity to take part in our success. Thus, we implemented equity programs that ensure all our colleagues have an opportunity to be shareholders. Through the LTI program, our most senior leaders are eligible for annual equity awards under the Clarivate 2019 Incentive Award Plan (the “Incentive Award Plan”). Our key equity programs include a Long-Term Incentive (“LTI”) program for NEOs and senior management, which is composed of performance-based restricted share units (“PSUs”) and restricted share units (“RSUs”) for our most senior executives, and our Customer Delight program that, provided we meet our Customer Delight goals, makes RSUs available for colleagues not otherwise eligible for the LTI program. Additionally, we provide RSUs to a limited number of our highest and most critical performers (including those in our High Performing program) who are not eligible to participate in the LTI program.
As discussed above, PSUs are granted to our most senior leaders, thereby placing a larger percentage of their compensation “at risk.”
The following is the mix of performance and time-based equity awarded through our annual equity grants program to align a focus on performance. See “2021 Equity Awards” below for a description of equity granted outside of the annual equity cycle.

Ratio of Performance to Time-Based Equity
Position	PSUs	RSUs
CEO	75%	25%
Other NEOs	50%	50%
RSUs vest over three years, with 1/3 of the award vesting on each of the first three anniversaries of the grant date.
PSUs vest at the end of a three-year period subject to achievement of performance measures and continued employment. The award has three one-year performance periods with a three-year relative TSR modifier as compared to the S&P 500. At the end of the three-year period, performance achievement percentages for each of the one-year performance periods are averaged and the resulting overall performance achievement percentage is modified in accordance with our three-year relative TSR modifier. The table below contains the performance metrics relative to the first performance period of 2021 and the TSR modifier that will increase or decrease the final payout by as much as 20%, as illustrated below. The overall payout of the PSUs is capped at 200% of the target shares granted.
2021 PSU Metrics
Consolidated Revenue and Adjusted EBITDA Margin %				Modifier: 3-Year Relative TSR vs. S&P 500
2021 Goals
Performance Range	Payout Range	Consolidated Revenue ($m) (50%)	Adjusted EBITDA Margin % (50%)	Percentile	Modifier
Maximum	200%	$1,850	46.0%	=>P75	1.2x
Target	100%	$1,802	45.0%	P50	1.0x
Threshold	50%	$1,750	42.5%	<=P25	0.8x
Based on 2021 financial results, actual performance versus the financial goals was 63.6% of target that will be weighted one-third in the final financial goal assessment at the end of 2023. Our three-year relative TSR performance modifier won’t be measured until the completion of the three-year performance period ending December 31, 2023.
The table below provides details of the RSUs and PSUs granted to our NEOs in 2021.
2021 NEO EQUITY AWARDS
	RSUs		PSUs(1)
NEO	Units (#)	Grant Value ($)	Target Units (#)	Grant Value ($)
Jerre Stead	90,310	2,124,994	90,310	2,122,285
Jonathan Collins	—	—	—	—
Steen Lomholt-Thomsen(2)	15,308	347,492	3,401	73,904
Mukhtar Ahmed	35,061	824,985	11,687	274,645
Gordon Samson(3)	12,114	274,988	4,038	87,746
Richard Hanks	53,123	1,249,984	17,707	416,115
Jeff Roy	35,061	824,985	11,687	274,645

(1)
The PSU grants represent 33% of the total PSUs granted in 2021 (i.e., the PSUs with respect to the first one-year performance period). See footnote to the Summary Compensation Table for more information.

(2)
Mr. Lomholt-Thomsen’s grants were pro-rated to reflect his hire date of August 2, 2021.

(3)
Mr. Samson’s grants were pro-rated to reflect his promotion on July 6, 2021, to President, IP Group.

In addition to the grants in the table above, the following grants were made to our NEOs during 2021.
•
Mr. Collins received a sign-on RSU grant for 312,767 shares with a total grant date value of $7,403,195 in connection with his commencement of employment. The RSUs will vest 40% on March 1, 2022, 40% on March 1, 2023, and 20% on March 1, 2024, subject to continued employment through each vesting date.

•
Mr. Lomholt-Thomsen received a sign-on RSU grant for 264,317 shares with a total grant date value of $5,999,996 in connection with his commencement of employment. The RSUs will vest 60% on August 15, 2022, 20% on August 15, 2023, and 20% on August 15, 2024, subject to continued employment through each vesting date.

•
Mr. Ahmed received a special PSU grant for 109,505 shares with a total grant date value of $2,499,999 with metrics tied specially to ProQuest performance metrics. The PSUs were eligible to vest 50% on September 28, 2022, and 50% on March 1, 2023. The PSUs were forfeited in connection with Mr. Ahmed’s upcoming departure.

•
Mr. Samson received an RSU grant for 46,748 shares with a total grant date value of $1,215,448 related to the normal annual performance cycle in June 2021, prior to him being part of the Executive Leadership Team. He was promoted on July 6, 2021 to President, IP Group and became an executive officer at that time.

Retirement, Health and Welfare Benefits
We sponsor a qualified defined contribution plan (“401(k) Plan”) for all U.S. colleagues, including our U.S.-based NEOs. In addition, we sponsor a qualified defined contribution plan for UK colleagues, including our UK-based NEOs. Other than the qualified plans described above, we do not provide any other pension plan, supplemental retirement plan, or deferred compensation plan to our NEOs. We do provide company matches to employee contributions to qualified retirement plans and these are reported as All Other Compensation in the Summary Compensation Table.
We also provide NEOs with life and medical insurance, and other benefits generally available to all colleagues. The only perquisite we provide our NEOs is reimbursement to be used toward an annual executive physical for enhanced biometric testing and screenings based on gender, age, and lifestyle. This reimbursement is not to exceed $5,000 in any given year, and we do not gross up for the reimbursement.
In 2021, we eliminated automobile allowances for two of our NEOs pursuant to the terms of their employment agreements that were in place before we became a public company.
Share Ownership Guidelines
We have adopted the following share ownership guidelines for our non-employee directors, CEO, executive officers and leadership team. All have met or are on track to achieve their applicable guideline by the end of the 5-year compliance period.
Position	Share Ownership Guidelines
Chief Executive Officer	6 times base salary
Other Executive Officers and Leadership Team	3 times base salary
Non-employee Directors	5 times annual retainer
What counts as ownership	What does not count as ownership
Shares owned directly or indirectly via a trust Shares held in a 401(k) account Shares held by spouse or minor children Unvested RSUs	Unvested PSUs Unexercised stock options

What counts as ownership	What does not count as ownership
Unvested deferred shares/share units
Insider Trading Policy
We have an insider trading policy that prohibits officers, directors, colleagues and consultants of the Company from trading while in possession of material, non-public information about the Company. We impose quarterly trading blackouts applicable to certain designated colleagues who may have access to inside information prior to the release of earnings and we require all executive officers and other designated insider colleagues to pre-clear any transactions with the Company before trading in the Company’s shares.
No Hedging Policy
Certain forms of hedging or monetization transactions allow an individual to lock in much of the value of his or her ordinary shares, often in exchange for all or part of the potential for upside appreciation in the ordinary shares. These transactions allow the continued ownership of the covered securities, but without the full risks and rewards of ownership. When that occurs, the individual entering into the transaction may no longer have the same objectives as the Company’s other shareholders. Therefore, our insider trading policy prohibits directors, executive officers, colleagues and consultants from engaging in such transactions.
No Pledging Policy
We have a policy that prohibits our directors, executive officers, colleagues and consultants from pledging the Company’s securities as collateral to secure loans or otherwise. This includes a prohibition on holding the Company’s securities in a margin account, which would allow the director or executive officer to borrow against their holdings to buy securities.
Risk Assessment and Mitigation of Compensation Policies and Practices
The Board of Directors is responsible for the oversight of the Company’s ongoing assessment and management of material risks impacting our business. The HRCC oversees compensation risk management by participating in the creation and approval of compensation elements, programs and performance metrics that encourage an appropriate level of risk-taking consistent with our business strategy.
The HRCC has reviewed our incentive compensation program, discussed the concept of risk as it relates to our compensation program, considered various mitigating factors and reviewed these items with its independent compensation consultant. In addition, the HRCC asked Pay Governance to conduct an independent risk assessment of our executive compensation program. Based on these reviews and discussions, the HRCC does not believe our compensation program creates risks that are reasonably likely to have a material adverse effect on our business.
Beginning in 2020, and continuing in 2021, we established short-term and long-term incentive plans that include a mix of performance metrics that align with our overall corporate goals and strategy and do not encourage excessive risk taking in order to meet one particular goal. As noted above in “Compensation Policies,” we have share ownership guidelines and prohibitions against hedging and pledging of our securities.
In October 2021, we adopted an executive compensation recoupment policy under which the HRCC is permitted to recover the excess of any incentive-based compensation that is subject to any objective financial, operation, stock price or total shareholder return measure and that is provided to any of our current or former executive officers based on the original financial statements, over the incentive-based compensation that would have been provided based on the restatement. The potential recovery period is the three-year period preceding the date on which we are required to prepare the restatement.

The recovery can take place by requiring the reimbursement of previously paid compensation, cancelling or rescinding outstanding compensation or using any other method that is permitted by applicable law or contract.
Impact of Accounting and Tax Treatment
The HRCC annually reviews and considers the deductibility of the compensation paid to our executive officers, including each of the NEOs. The HRCC considers the accounting and tax treatment to Clarivate and the NEOs in its decision-making process, including the recognition of share-based compensation, the Tax Cuts and Jobs Act which eliminated the exception that allowed for the deductibility of certain performance-based compensation under Section 162(m) of the Internal Revenue Code, and Section 409A of the Internal Revenue Code. We strive to ensure that there are no significant negative accounting or tax implications due to the design of our compensation programs; however, we will base our decisions on what we believe is necessary and appropriate to further the growth of our Company, align with our shareholders’ interests, and pay for performance.

EXECUTIVE COMPENSATION TABLES
2021 Summary Compensation Table
The following summary compensation table sets forth information concerning compensation earned by our NEOs in 2021.
Name and Principal Position(1)	Year	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4) ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation(5) ($)	All Other Compen- sation (6) ($)	Total ($)
Jerre Stead Executive Chairman and Chief Executive Officer	2021	752,060	—	4,247,279	—	314,325	8,346	5,322,011
	2020	641,126	—	19,272,972	—	749,733	8,372	20,672,203
	2019	380,769	—	12,960,000	2,940,000	300,000	8,346	16,589,115
Jonathan Collins Executive Vice President and Chief Financial Officer	2021	32,555	—	7,403,195	—	—	16	7,435,766
Steen Lomholt-Thomsen Chief Revenue Officer	2021	241,669	700,006	6,421,391	—	67,485	122,471	7,553,022
Mukhtar Ahmed (7) President, Science Group	2021	618,479	—	3,599,629	—	172,822	39,355	4,430,285
	2020	602,415	—	2,103,894	—	421,691	59,909	3,187,909
	2019	476,688	—	—	—	350,000	62, 800	889,488
Gordon Samson(7) Chief Product Officer	2021	479,049	—	1,578,182	—	123,936	83,506	2,264,672
Richard Hanks Former Chief Financial Officer	2021	539,698	—	1,666,099	—	150,378	8,442	2,364,616
	2020	502,747	—	2,103,894	—	360,500	8,495	2,975,636
	2019	500,000	—	—	—	350,000	8,442	858,442
Jeff Roy Former President, IP Group	2021	315,213	—	1,485,018	—	—	577,995	2,378,226
	2020	452,472	—	2,103,894	—	315,000	7,629	2,878,995
	2019	416,527	—	—	—	250,000	8,442	674,969

(1)
Mr. Collins became an executive officer on his hire date of December 16, 2021; Mr. Lomholt-Thomsen became an executive officer on his hire date of August 2, 2021; Mr. Ahmed will be departing the Company on October 1, 2022; Mr. Samson became an executive officer on July 6, 2021; Richard Hanks will be departing the Company on July 1, 2022; and Mr. Roy departed the Company on July 31, 2021.

(2)
Salary earned for Mr. Collins and Mr. Lomholt-Thomsen is for the period of hire date through end of 2021; salary earned for Mr. Samson represents the entire year of 2021 (including the period prior to him becoming an executive officer); and salary earned for Mr. Roy represents the period he was employed by us during 2021.

(3)
This amount represents a sign-on bonus paid to Mr. Lomholt-Thomsen upon his hire. The bonus is required to be repaid if he voluntarily resigns or is terminated due to cause within 18 months of his hire date. Mr. Collins received a sign-on bonus in the amount of $750,000 paid in March 2022. The bonus is required to be repaid in full if he voluntarily resigns or is terminated due to cause within 6 months of his hire date and is to be repaid on a pro-rated basis if he voluntarily resigns or is terminated due to cause between 6 and 12 months of his hire date.
(4)
Amounts shown are the aggregate grant date fair value of PSUs and RSUs granted under our long-term incentive program as described above under “2021 Long Term Incentive Program”, computed in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. Information about the assumptions used to calculate the grant date fair value of the stock can be found in our Annual Report on Form 10-K under “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Note 3: Summary of Significant Accounting Policies — Share Based Compensation” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Note 17: Employment and Compensation Arrangements.” PSUs are reported at target performance, which was the most probable outcome of their performance conditions as of their grant date. These amounts do not correspond with the actual value that may be realized by the NEOs

At the maximum performance level of 200%, the grant date fair value of the PSUs would be as follows: Mr. Stead, $4,244,570; Mr. Lomholt-Thomsen, $147,807; Messrs. Ahmed and Roy, $549,289 each; Mr. Samson, $175,491 and Mr. Hanks, $832,229. A special PSU grant made to Mr. Ahmed has a maximum performance level of 100% or $2,499,999 (which PSUs were forfeited in connection with Mr. Ahmed’s upcoming termination of employment). The grant date fair value of the PSUs is calculated using a Monte Carlo valuation which takes into consideration the probability of the PSUs paying out at different levels.
The PSU grants, excluding the special PSU grant to Mr. Ahmed, represent only the first tranche of the total PSUs awarded for 2021. Since performance metrics were not established on the date of grant for the remaining performance periods, as a result and for accounting purposes, the PSUs with respect to the second and third performance periods are not considered granted until the respective performance goals for each such tranche of PSUs are established. Accordingly, the grant date fair value of the second and third tranches will not be reported in the Stock Awards column until 2022 and 2023, respectively. Refer to “2021 Long-Term Incentive Program” above.
Mr. Roy’s grant value includes $385,388 in incremental fair value resulting from modifications of the awards pursuant to the terms of his severance agreement.
(5)
Represents annual incentive payments under our AIP that were paid in March 2022 for 2021 performance. Mr. Collins is not eligible for an AIP payment for the 2021 plan year per his offer of employment and Mr. Roy is not eligible for an AIP payment for the 2021 plan year per his severance agreement.

(6)
All Other Compensation includes (a) relocation bonus of $110,001 paid to Mr. Lomholt-Thomsen, which is required to be repaid if he voluntarily resigns or is terminated due to cause within 18 months of his hire date, (b) Company contributions to the Company’s defined contribution plan offered to employees located in the UK — $11,600 to Mr. Lomholt-Thomsen, $37,109 to Mr. Ahmed and $47,905 to Mr. Samson, (c) housing allowance of $32,129 for Mr. Samson, and (d) severance payments of $571,075 to Mr. Roy. Mr. Roy’s severance payments are described in more detail under “NEO Changes”, below.

(7)
Messrs. Ahmed and Samson are based in the United Kingdom and their salaries have been converted to USD using a GBP: USD exchange rate of 1.3387, which is a rate set at the beginning of 2021 using a six-month forward look, which we use for the purposes of our budgetary planning. The 2020 and 2019 exchange rates were 1.3387 and 1.274, respectively.

Grants of Plan-Based Awards
The following table provides information regarding grants of plan-based awards to our NEOs. No stock options were granted in fiscal year 2021.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) ($)	Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date	Approval Date	Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
Jerre Stead			562,500	1,125,000	2,250,000
	03/01/2021	02/22/2021				36,124	90,310	180,620		2,122,285
	03/01/2021	02/22/2021							90,310	2,124,994
Jonathan Collins	12/16/2021	11/26/2021	—	—	—				312,767	7,403,195
Steen Lomholt- Thomsen			120,767	241,534	483,068
	08/15/2021	07/14/2021				1,360	3,401	6,802		73,904
	08/15/2021	07/14/2021							15,308	347,492
	08/15/2021	07/14/2021							264,317	5,999,996
Mukhtar Ahmed(5)			309,274	618,547	1,237,094
	03/01/2021	02/02/2021				4,674	11,687	23,374		274,645
	03/01/2021	02/02/2021							35,061	824,985
	11/29/2021	11/26/2021				54,752	109,505	109,505		2,499,999
Gordon Samson			221,789	443,578	887,156
	06/21/2021	05/11/2021							46,748	1,215,448
	08/15/2021	06/30/2021				1,615	4,038	8,076		87,746
	08/15/2021	06/30/2021							12,114	274,988
Richard Hanks(5)			269,110	538,219	1,076,438
	03/01/2021	02/02/2021				7,082	17,707	35,414		416,115
	03/01/2021	02/02/2021							53,123	1,249,984
Jeff Roy(5)			147,945	295,890	591,781
	03/01/2021	02/02/2021				4,674	11,687	23,374		274,645
	03/01/2021	02/02/2021							35,061	824,985

(1)
The threshold, target and maximum amounts shown under “Estimated Future Payouts Under Non- Equity Incentive Plan Awards” reflect the ranges of payments that could be made under the AIP. Actual payments under the AIP are shown in the Summary Compensation Table. Mr. Collins did not participate in the AIP for 2021 and Mr. Roy is not entitled to any AIP payout for 2021 pursuant to the terms of his separation.

(2)
Awards reported in this column represent the number of PSUs granted under the 2019 Incentive Plan. The PSUs granted on March 1, 2021, and August 15, 2021, represent only the first tranche of the total PSUs awarded for these grants in 2021. Since metrics were not established on the date of grant for the remaining performance periods, as a result and for accounting purposes, the PSUs with respect to the second and third performance periods are not considered granted until the respective performance goals for each such tranche of PSUs are established. Accordingly, the grant date fair value of the second and third tranches will not be reported until 2022 and 2023, respectively. Refer to “2021 Long-Term Incentive Program” above.

(3)
Awards reported in this column represent the number of time-based RSUs granted under the 2019 Incentive Plan.

(4)
Represents the grant date fair value of stock awards, computed in accordance with FASB ASC

Topic 718, excluding the effect of any estimated forfeitures. PSUs are reported at target performance, which was the most probable outcome of their performance conditions as of their grant date. At the maximum performance level of 200%, the grant date fair value of the PSUs granted on March 1, 2021, and August 15, 2021, would be as follows: Mr. Stead, $4,244,570; Mr. Lomholt-Thomsen, $147,807; Messrs. Ahmed and Roy, $549,289 each; Mr. Samson, $175,491 and Mr. Hanks, $832,229. The PSU grant made to Mr. Ahmed on November 29, 2021 (and which were forfeited in connection with his upcoming termination of employment), had a maximum performance level of 100% or $2,499,999.
Mr. Collins received a sign-on RSU grant for 312,767 shares with a total grant date value of $7,403,195 in connection with his commencement of employment. The RSUs will vest 40% on March 1, 2022, 40% on March 1, 2023, and 20% on March 1, 2024, subject to continued employment through each vesting date.
Mr. Lomholt-Thomsen received a sign-on RSU grant for 264,317 shares with a total grant date value of $5,999,996 in connection with his commencement of employment. The RSUs will vest 60% on August 15, 2022, 20% on August 15, 2023, and 20% on August 15, 2024, subject to continued employment through each vesting date.
(5)
Grants made during 2021 to Messrs. Ahmed and Hanks, that are not vested or accelerated per their severance agreements, will be forfeited upon their terminations in 2022 and grants made to Mr. Roy during 2021, that were not accelerated per his severance agreement, were forfeited upon his termination in 2021.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information concerning the outstanding equity awards held by our NEOs at the end of fiscal year 2021. None of our NEOs were holding unexercisable stock options at the end of the fiscal year.
Name		Number of Securities Underlying Unexercised Options ($)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)(3) ($)
	Grant Date	Exercisable
Jerre Stead	05/20/2019	1,000,000	13.30	05/19/2029
	04/01/2020						300,450	7,066,584
	12/17/2020						150,225	3,533,292
	03/01/2021				90,310	2,124,091	270,930	6,372,274
Jonathan Collins	12/16/2021				312,767	7,356,280
Steen Lomholt- Thomsen	08/15/2021				279,625	6,576,780	10,205	240,022
Mukhtar Ahmed(4)	04/01/2020				10,433	245,384	46,944	1,104,123
	12/17/2020						23,472	552,061
	03/01/2021				35,061	824,635	35,061	824,635
	11/29/2021						109,505	2,575,558
Gordon Samson	06/21/2021				46,748	1,099,513
	08/15/2021				12,114	284,921	12,114	284,921
Richard Hanks(5)	03/03/2017	73,997	6.61	12/31/2024
	03/03/2017	52,854	10.39	12/31/2024
	03/03/2017	52,854	14.18	12/31/2024
	03/03/2017	31,713	17.96	12/31/2024
	05/23/2017	4,756	6.61	12/31/2024
	04/01/2020				10,433	245,384	46,944	1,104,123
	12/17/2020						23,472	552,061
	03/01/2021				53,123	1,249,453	53,123	1,249,453
Jeff Roy(6)	—	—	—	—	—	—	—	—

(1)
Awards shown are time-based RSUs. These awards are scheduled to vest as follows if the individual remains continuously employed by the Company through the vest date.

Name	Vesting Date	Number of Shares Vesting
Jerre Stead	03/01/2022	30,103
	03/01/2023	30,103
	03/01/2024	30,104
Jonathan Collins	03/01/2022	125,106
	03/01/2023	125,107
	03/01/2024	62,554
Steen Lomholt-Thomsen	08/15/2022	163,692
	08/15/2023	57,966
	08/15/2024	57,967
Mukhtar Ahmed	03/01/2022	11,687
	04/01/2022	5,216
	03/01/2023	11,687
	04/01/2023	5,217
	03/01/2024	11,687
Gordon Samson	03/01/2022	15,582
	08/15/2022	4,038
	03/01/2023	15,583
	08/15/2023	4,038
	03/01/2024	15,583
	08/15/2024	4,038
Richard Hanks(5)	03/01/2022	17,707
	04/01/2022	5,216
	03/01/2023	17,708
	04/01/2023	5,217
	03/01/2024	17,708

(2)
Market value reflects the $23.52 closing price of Clarivate stock on December 31, 2021.

(3)
Awards shown include both the Original PSUs granted April 1, 2020, and the TSR PSUs granted December 17, 2020, of which only one of these awards is eligible to vest following the close of the 2022 fiscal year based on our achievement of certain performance conditions, as described in the section below titled Executive Employment Agreements. Under no circumstances will both the TSR PSUs and the Original PSUs vest. PSUs will vest at the end of a three-year performance period from the grant date, subject to meeting performance metrics and the individual remaining continuously employed by the Company through the vesting date.

(4)
Per Mr. Ahmed’s severance agreement, all PSUs will be forfeited.

(5)
Per Mr. Hanks’ severance agreement, the expiration date of all his outstanding stock options is set at December 31, 2024; any RSUs that vest after December 31, 2023, and all PSUs will be forfeited.

(6)
Mr. Roy has no outstanding equity as of December 31, 2021.

Option Exercises and Stock Vested
The following table provides information concerning stock options exercised by our NEOs and the vesting of restricted stock units held by our NEOs during 2021.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Jerre Stead	—	—	—	—
Jonathan Collins	—	—	—	—
Steen Lomholt-Thomsen	—	—	—	—
Mukhtar Ahmed	396,409	4,945,649	5,216	142,136
Gordon Samson	—	—	—	—
Richard Hanks	216,174	3,231,790	5,216	142,136
Jeff Roy	413,587	5,057,290	22,119	549,667

(1)
The value realized upon option exercise is the difference between the exercise price and the fair market value of the shares on the date of exercise.

(2)
Represents the aggregate dollar amount realized, which is calculated by multiplying the number of shares of RSUs that vested by the fair market value of our stock on the vesting date.

EXECUTIVE EMPLOYMENT AGREEMENTS
Our CEO was offered and declined an employment agreement.
The Company has entered into employment agreements with each of our other NEOs. These employment agreements are for the purpose of establishing each NEO’s employment terms and providing a description of the compensation elements and benefits to which each NEO is entitled. None of the employment agreements provide for severance upon a voluntary termination nor do they provide for single-trigger change-in-control payments.
The employment agreements provide each executive with an annual base salary to be reviewed at the discretion of management and the HRCC and adjusted dependent on performance. In addition, each executive is eligible to participate in the AIP and is entitled to participate in employee benefit plans, programs and arrangements as are customarily provided to our executives. The employment agreements with Messrs. Collins, Hanks and Roy do not constitute a contract of employment, do not entitle them to employment for any specified period and therefore their employment is considered “at will.” The employment agreements with Messrs. Lomholt-Thomsen, Ahmed and Samson constitute a UK contract of employment.
Although these employment agreements provide for separation pay and certain other benefits upon termination of employment, the Company adopted the Executive Severance Plan (ESP) on June 30, 2021, that supersedes the provisions of the NEO’s employment agreements. Payment of severance under the ESP is contingent upon the executive entering into a severance agreement, including a release of claims, with the Company. There is no eligibility for severance benefits under the employment agreements if the applicable executive voluntarily resigns or the Company terminates him for cause. Under the terms of their employment agreements, Messrs. Lomholt-Thomsen, Ahmed and Samson are subject to perpetual confidentiality and intellectual property provisions and restrictive covenants related to non-competition and non-solicitation of employees, customers, and suppliers for 12‑months post-termination. Mr. Hanks has stock option agreements, entered into in 2017, that subject him to perpetual confidentiality and intellectual property provisions and 12-month post- termination restrictive covenants related to non-competition and non-solicitation of employees and customers.
Our CEO is not entitled to severance under the ESP. The following describes, for our other NEOs, the benefits that would be received under the ESP in various termination circumstances.
In the event of an involuntary termination without cause, the NEOs are entitled to severance in the amount of 18 months of annual base salary, 1.5 times AIP target and 18 months of continued benefits coverage relative to medical, dental and vision plans. Any unvested RSUs shall become vested to the extent the RSUs would have otherwise vested had the NEOs’ employment continued over the 18-month period following the NEOs’ termination date. All outstanding PSUs will be forfeited. The expiration date of any outstanding stock options will be extended to two years from December 31 of the year the NEO is terminated.
In the event of an involuntary termination without cause, within 12 months following a Change in Control, the NEOs are entitled to severance in the amount of 24 months of annual base salary, 2 times AIP target and 24 months of continued benefits coverage relative to medical, dental and vision plans. The expiration date of any outstanding stock options will be extended to two years from December 31 of the year the NEO is terminated. Pursuant to the terms of the NEOs’ current award agreements, any unvested RSUs and PSUs shall immediately vest (with PSUs vesting at such level of performance determined by the Board).
The cash severance amount due under the ESP is paid in accordance with the terms of the applicable separating NEO’s separation agreement, which may provide for payment in a lump sum or in installments.
In the event of termination due to death or disability, the NEOs are not entitled to any severance or continuation of benefits under the ESP. Pursuant to the terms of the NEOs’ current award agreements, any unvested RSUs and PSUs shall immediately vest (with PSUs deemed earned at target).

With exception to what is described above, Messrs. Stead, Ahmed, Hanks and Roy each has an agreement for the Original PSUs dated April 1, 2020, and an agreement for the TSR PSUs dated December 17, 2020. The Original PSU agreement provides for accelerated vesting at target in the event of death or Disability, while the TSR PSU agreement provides for forfeiture in the event of death or Disability. If the NEO’s employment is terminated within 12 months following a Change in Control, (a) any outstanding Original PSUs shall be accelerated at a performance level to be determined by the Administrator at the time of the Change in Control, and (b) any TSR PSUs will vest at Maximum performance level to the extent that none of the Original PSUs are accelerated. For clarity, the vesting of only one of the two PSU awards granted in 2020, the Original PSUs, or the TSR PSUs, may be accelerated in the event of a Change in Control. The Original PSUs and TSR PSUs are all forfeited by Messrs. Ahmed, Hanks and Roy upon their terminations.
NEO Changes
On December 16, 2021, Jonathan Collins joined the Company as Executive Vice President and Chief Financial Officer. Pursuant to his employment agreement, Mr. Collins will receive an initial annual base salary of $750,000, a target annual cash incentive bonus opportunity equal to 100% of his base salary under the Company’s annual incentive plan effective January 1, 2022, and a target annual long-term equity incentive compensation opportunity with a grant date value equal to $2.5 million. In addition, as compensation for forfeited unvested incentive compensation from his prior employer, on or around the time executives’ bonuses are paid under the Company’s annual incentive plan for 2021, Mr. Collins received a one-time cash sign-on bonus of $750,000. Mr. Collins’ sign-on bonus is required to be repaid in full if he voluntarily resigns or is terminated due to cause within 6 months of his hire date and is to be repaid on a pro-rated basis if he voluntarily resigns or is terminated due to cause between 6 and 12 months following his hire date. In addition, on December 16, 2021, Mr. Collins received a one-time sign-on grant of restricted share units, with a grant date value equal to $7.4 million (with the number of Company shares underlying the restricted share units calculated using the closing price of Company shares on the New York Stock Exchange on November 30, 2021).
On August 2, 2021, Steen Lomholt-Thomsen joined the Company as Chief Revenue Officer. Pursuant to his employment agreement, Mr. Lomholt-Thomsen will receive an initial annual base salary of $580,000, a target annual cash incentive bonus opportunity equal to 100% of his base salary under the Company’s annual incentive plan, and a target annual long-term equity incentive compensation opportunity with a grant date value equal to $1.4 million. In addition, Mr. Lomholt-Thomsen received a one-time cash sign-on bonus of $700,006, a one-time sign-on grant of restricted share units, with a grant date value of $6 million and a relocation allowance of $110,001. Mr. Lomholt-Thomsen’s cash sign-on bonus is required to be repaid if he voluntarily resigns or is terminated due to cause within 18 months of his hire date.
On December 10, 2021, the Company entered into a separation agreement with Richard Hanks, Chief Financial Officer. Mr. Hanks will be departing the Company effective July 1, 2022. Pursuant to the terms of Mr. Hanks’ separation agreement and consistent with the ESP, Mr. Hanks is entitled to the following: (i) cash payments equal to $1,650,000 payable in six quarterly installments; (ii) a lump sum payment totaling $36,500, representing reimbursement for the average monthly cost of COBRA for 18 months; (iii) accelerated vesting of 22,925 unvested restricted stock units; and (iv) a prorated portion of his 2022 bonus in the amount of $275,000. In addition, the period of time during which Mr. Hanks’ vested stock options will remain exercisable will be extended to December 31, 2024.
On July 24, 2021, the Company entered into a separation agreement with Jeff Roy, President, IP Group. Mr. Roy departed the Company effective July 31, 2021. Pursuant to the terms of Mr. Roy’s separation agreement and consistent with the ESP, Mr. Roy is entitled to the following: (i) cash payments equal to $1,650,000 payable in six quarterly installments; (ii) a lump sum payment totaling $21,075, representing reimbursement for the average monthly cost of COBRA for 18 months; and (iii) accelerated vesting of 16,903 unvested restricted stock units. In addition, the period of time during which Mr. Roy’s vested stock options will remain exercisable will be extended to December 31, 2023.
On January 7, 2022, the Company entered into a separation agreement with Mukhtar Ahmed, President, Science Group. Mr. Ahmed will be departing the Company effective October 1, 2022.

Pursuant to the terms of Mr. Ahmed’s separation agreement and consistent with the ESP, Mr. Ahmed is entitled to the following: (i) cash payments equal to $1,871,503 payable in five quarterly installments; (ii) a lump sum payment totaling $33,468, representing reimbursement for the average monthly cost of healthcare for 18 months; and (iii) accelerated vesting of 28,591 unvested restricted stock units;and (iv) a prorated portion of his 2022 bonus in the amount of $467,876.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The information in the table below provides the estimated value of compensation that would have been paid to each of our NEOs in the event the NEO was involuntarily terminated by the Company for reason other than cause on December 31, 2021.
Name	Description of Payments	Involuntary Termination Without Cause (not Related to Change in Control) ($)	Involuntary Termination Without Cause (Change in Control) ($)	Death or Disability ($)
Jerre Stead	2020 Original PSUs(1)	—	—	7,066,584
	2020 TSR PSUs(2)	—	4,239,950	—
	2021 PSUs(3)	—	6,372,274	6,372,274
	RSUs(4)	—	2,124,091	2,124,091
Total Jerre Stead		—	12,736,315	15,562,949
Jonathan Collins	RSUs(4)	5,885,010	7,356,280	7,356,280
	Severance(5)	2,250,000	3,000,000	—
	Continued Benefits(5)	39,240	52,320	—
Total Jonathan Collins		8,174,250	10,408,600	7,356,280
Steen Lomholt-Thomsen	2021 PSUs(3)	—	240,022	240,022
	RSUs(4)	6,336,735	6,576,780	6,576,780
	Severance(5)	1,740,015	2,320,021	—
Total Steen Lomholt-Thomsen		8,076,750	9,136,822	6,816,802
Mukhtar Ahmed	2020 Original PSUs(1)	—	—	1,104,123
	2020 TSR PSUs(2)	—	662,464	—
	2021 PSUs(3)	—	3,400,192	3,400,192
	RSUs(4)	795,141	1,070,019	1,070,019
	Severance(5)	1,871,503	2,495,337	—
	Continued Benefits(5)	33,468	33,468	—
Total Mukhtar Ahmed		2,700,111	7,661,480	5,574,334
Gordon Samson	2021 PSUs(3)	—	284,921	284,921
	RSUs(4)	827,975	1,384,434	1,384,434
	Severance(5)	1,606,440	2,141,920	—
Total Gordon Samson		2,434,415	3,811,276	1,669,356
Richard Hanks(6)	RSUs(4)	539,196	n/a	n/a
	Severance(5)	1,650,000	n/a	n/a
	2022 AIP(6)	275,000	n/a	n/a
	Continued Benefits(5)	36,500	n/a	n/a
Total Richard Hanks		2,500,696	n/a	n/a
Jeff Roy(6)	RSUs(4)	397,559	n/a	n/a
	Severance(5)	1,650,000	n/a	n/a
	Continued Benefits(5)	21,075	n/a	n/a
Total Jeff Roy		2,068,634	n/a	n/a

(1)
As described in “Executive Employment Agreements,” the vesting of the Original PSUs will accelerate at target performance level in the event of death or disability.

(2)
As described in “Executive Employment Agreements,” for purposes of this table, the vesting of the TSR PSUs at maximum performance is being reported. If the Original PSUs were to be accelerated at target performance, the value of such acceleration would be $7,066,584 for Mr. Stead and $1,104,123 for Mr. Ahmed.

(3)
As described in “Executive Employment Agreements,” the vesting of PSUs will accelerate in full in the event of death or disability or upon a termination without cause in the 12 months following a change in control. In the event of an involuntary termination without cause, the PSUs will forfeit.

(4)
As described in “Executive Employment Agreements,” the vesting of RSUs will accelerate in full in the event of death or disability or upon a termination without cause in the 12 months following a change in control. In the event of an involuntary termination without cause, any unvested RSUs shall become vested to the extent the RSUs would have otherwise vested had the NEOs’ employment continued over the 18-month period following the NEOs’ termination date. Mr. Stead is not subject to ESP and his RSUs forfeit upon involuntary termination without cause per the grant agreement. Mr. Lomholt-Thomsen’s signing on RSU grant provides for immediate vesting upon involuntary termination without cause.

(5)
See “Executive Employment Agreements” for a description of how salary, AIP and continued benefits are determined for each NEO. Mr. Collins’ employment agreement provides for severance pay equivalent to termination within 12 months following a Change in Control in the Executive Severance Plan, even if a plan does not exist at that time. Mr. Roy has $1,100,000 remaining due in severance payments as of December 31, 2021.

(6)
Only reporting the actual circumstances of the departures of Messrs. Hanks and Roy and the actual number of RSUs that will accelerate in full. Mr. Hank’s severance agreement provides a fixed amount for a pro-rated AIP payment for the 2022 performance period.

CEO PAY RATIO
The tables below set forth our CEO pay ratio, as described below.
CEO Annual Total Compensation	5,322,011
Median Employee Annual Total Compensation	50,138
Estimated CEO to Median Employee Pay Ratio	106:1
The table above shows (i) the 2021 annual total compensation of our CEO calculated in accordance with SEC rules; (ii) the 2021 total annual compensation of our median employee; and (iii) the ratio of the annual total compensation of our CEO to that of our median employee.
Methodology
Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
Our methodology and process are explained below.
•
We selected December 1, 2021, as the date to determine the median employee. On this date we had 11,416 employees globally, comprised of 3,207 employees located in the United States and 8,209 employees located outside of the U.S.

•
We included all full-time and part-time employees worldwide, excluding our CEO, except that, as permitted under the SEC rules, we relied on the de minimis exception to decrease the number of countries where we obtained data, which allowed us to exclude up to 5% of our workforce. We excluded the 547 employees representing 4.8% of the population in the jurisdictions identified below. Once removed, the median employee is based on a population of 10,869 employees.

Country	Number of Employees Excluded
Austria	88
Brazil	24
Bulgaria	1
Chile	13
Colombia	9
Czechia	6
Denmark	2
Egypt	1
Finland	1
France	96
Hong Kong	25
Hungary	4
Ireland	32
Italy	33
Kazakhstan	2
Mexico	30
Netherlands	13
New Zealand	8
Philippines	1
Poland	5

Country	Number of Employees Excluded
Russian Federation	12
Singapore	25
South Africa	6
Sweden	58
Taiwan	19
Turkey	6
Ukraine	1
United Arab Emirates	26
Total	547

•
Median employee:   For purposes of this calculation, for each employee we used total base pay (including commissions and additional month pay where applicable) and target AIP. We identified employees within $1,000 of the median and removed those employees who had anomalous compensation characteristics to determine the median employee. We then calculated the compensation of the median employee using the same methodology we used to calculate the CEO’s compensation reported in the Summary Compensation Table. Our median employee was based in the United States.

•
SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. In addition, the median employee’s annual total compensation is unique to that individual, and therefore, is not an indicator of the annual total compensation of any other individual or group of employees.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Review and Approval of Related Person Transactions
We follow processes and policies, including our written policy on related person transactions that are designed to detect and, if appropriate, approve and disclose any transaction that would constitute a “related person transaction” under SEC rules. Such transactions would include material transactions and transactions involving an amount exceeding $120,000 in which any Clarivate directors, nominees for director, executive officers, greater than five percent shareholders or any of their respective immediate family members or affiliates, or the employers of any of them, has a direct or indirect material interest.
Our Board of Directors has delegated the responsibility for reviewing related person transactions to the Audit Committee. To support this process, each year we solicit internal disclosure of any transactions between Clarivate and its directors and officers, their immediate family members, and their affiliated entities and employers, including the nature of each transaction and the amount involved. The Audit Committee annually reviews and evaluates such information for each director as part of its assessment of each director’s independence.
In addition, all directors, officers, and employees of Clarivate are governed by the Clarivate Code of Conduct, which requires individuals to act in the best interest of Clarivate and avoid conflicts of interest. Individuals are responsible for identifying conflicts of interest as soon as they arise and contacting our Compliance team prior to engaging in the conduct if they are unsure whether such relationship or transaction poses a conflict.
If the Audit Committee were presented with a proposed related party transaction, it would evaluate the relevant facts and circumstances and either approve or disapprove it. Factors would include the terms of the transaction relative to the terms that could be obtained in arm’s length dealings with an unrelated party, the extent of the related party’s interest in the transaction, the conflicts of interest (if any) and the provisions of the Clarivate Code of Conduct and whether the transaction meets any of the criteria for pre- approval.
Transactions Involving Related Persons
Agreements Entered Into in Connection With Acquisition of ProQuest
Upon completion of the acquisition of ProQuest, Clarivate (i) issued 46,910,923 ordinary shares, to CIG, Atairos and certain other equityholders of ProQuest (the “ProQuest Seller Group”), (ii) repaid approximately $1.0 billion of ProQuest debt and (iii) paid approximately $3.0 billion in cash to the ProQuest Seller Group.
At closing of the ProQuest acquisition, Clarivate entered into a Director Nomination Agreement (the “Director Nomination Agreement”) with Andrew M. Snyder, dated December 1, 2021, pursuant to which Mr. Snyder has the right to be nominated for election to Clarivate’s Board of Directors annually until the third anniversary of the closing.
Also at closing of the ProQuest acquisition, Clarivate entered into an amendment to its existing registration rights agreement in order to provide the ProQuest Seller Group with rights to require Clarivate to register their ordinary shares for resale under the Securities Act. Under the terms of the amendment, the ProQuest Seller Group agreed not to dispose of their Clarivate ordinary shares until the first anniversary of the closing date on December 1, 2022, subject to certain adjustments and exceptions, and CIG further agreed to extend these lock-up restrictions to half of its Clarivate ordinary shares until the second anniversary of the closing date on December 1, 2023.
As part of the acquisition, Clarivate also assumed a Finance lease in which CIG is the Lessor. For the period of December 1, 2021 to December 31, 2021, Clarivate recognized interest expense of $98,000 and amortization of Finance lease ROU asset of $1,291,000. The Finance lease ROU asset of $30,560,000 is shown on Clarivate’s financial statements and the corresponding lease liability of $30,835,0000 is treated as indebtedness.

Capri Restructuring
On May 15, 2021, Clarivate entered into an agreement with Capri Acquisition Topco Limited (“Capri”) and Solaro ExchangeCo Limited (“NewCo”), and for certain limited purposes, LGP. Under the agreement, Capri contributed 177,206,779 of its Clarivate ordinary shares to NewCo. Clarivate then acquired NewCo in exchange for the issuance of the same number of Clarivate ordinary shares to Capri. This transaction did not involve any change in beneficial ownership of Clarivate’s ordinary shares, and the issuance of the new ordinary shares to Capri was exempt from the registration requirements of the Securities Act under Section 4(a)(2) thereof. Pursuant to authority granted to Clarivate by shareholders at the 2021 Annual General Meeting, following its acquisition of Newco, Clarivate purchased the ordinary shares held by Newco for a nominal price and then canceled such shares.
Other (dollar amounts in thousands)
Two controlled affiliates of Baring are vendors of ours. Total expenses incurred for these vendors were $880, $830 and $765 for the years ended December 31, 2021, 2020 and 2019, respectively. The Company had an outstanding liability to these vendors of $330 and $237 as of December 31, 2021 and 2020, respectively.
A controlled affiliate of Onex is a customer of ours. The net revenue from this customer during the period was $1,790 and $2,136 for the years ended December 31, 2021 and 2020, respectively. The Company had no outstanding receivable as of December 31, 2021 and 2020. This customer was not a related party for the year ended December 31, 2019.
Three controlled affiliates of Leonard Green & Partners, L.P. are customers of ours. The net revenue from these customers during the period was $128, $42,184 and $180 for the year ended December 31, 2021 and $129, $10,857 and $136 for the year ended December 31, 2020, respectively. The Company had an outstanding receivable of $32, $70,952 and $51 as of December 31, 2021 and $31, $54,656 and $264 as of December 31, 2020. These customers were not a related party for the year ended December 31, 2019.
Three controlled affiliates of Leonard Green & Partners, L.P. are vendors of ours. Total expenses incurred for these vendors were $1,257, $32,394 and $6,110 for the year ended December 31, 2021 and $295, $6,934 and $1,817 for the year ended December 31, 2020, respectively. The Company had no outstanding liability to these vendors as of December 31, 2021 and $0, $0 and $1,995 as of December 31, 2020. These vendors were not a related party for the year ended December 31, 2019.
One of our independent directors has an immediate family member who is a member of management within one of Clarivate’s customers. Total revenue from the customer was $1,028, $1,497 and $33 for the years ended December 31, 2021, 2020 and 2019, respectively. The Company had $60, $100 and $4 outstanding receivables as of December 31, 2021, 2020 and 2019, respectively.

SHAREHOLDER PROPOSALS FOR THE 2023 ANNUAL GENERAL MEETING
Shareholder Proposals Eligible for Inclusion in the Company’s Proxy Statement
A shareholder wishing to present a proposal to be included in our Proxy Statement for the 2022 Annual General Meeting of Shareholders must comply with these instructions and the proxy proposal submission rules of the SEC. One important requirement is that the proposal be received by the Secretary of Clarivate no later than [           ], 2022. Proposals we receive after that date will not be included in the Proxy Statement for the 2023 Annual General Meeting. We urge shareholders to submit proposals by registered or certified mail, return receipt requested, to:
Clarivate Plc,
Attention: Secretary
70 St Mary Axe
London EC3 8BA
United Kingdom
You may obtain a copy of the current rules for submitting shareholder proposals through the SEC’s website at www.sec.gov or from the SEC at:
Securities and Exchange Commission
Division of Corporation Finance
100 F Street, NE
Washington, DC 20549
Shareholder Proposals Not Eligible for Inclusion in the Company’s Proxy Statement
A shareholder proposal not included in our proxy statement for the 2023 Annual General Meeting will be ineligible for presentation at the 2023 Annual General Meeting unless the shareholder gives timely notice of the proposal in writing to the Secretary of Clarivate at the principal executive offices of Clarivate and complies with the requirements of our Articles of Association, which are summarized below.
A proposal may be properly brought before an annual general meeting by any shareholder of the Company who is a shareholder of record on both the date of the giving of the notice by such shareholder provided for in the Articles of Association and the record date for the determination of shareholders entitled to vote at such annual general meeting, and who complies with the notice and other procedures set forth in the Articles of Association, which are summarized below. Please see our Articles of Association for the full procedures.
Shareholder Proposals Other Than Director Nominations
The Articles of Association set forth requirements for shareholders wishing to propose business other than the nomination of directors at an annual general meeting. An eligible shareholder who follows these procedures is not entitled to have their proposal included in the Company’s Proxy Statement and therefore would be required to solicit their own proxies in accordance with any applicable laws and rules.
To be timely such shareholder’s notice must be delivered to the Secretary of the Company at the principal executive offices of the Company no earlier than January 5, 2023 and no later than February 4, 2023, unless the 2023 Annual General Meeting occurs on a date more than 30 days earlier or later than the 2022 Annual General Meeting. In that case, the board will determine a date a reasonable period prior to the 2023 Annual General Meeting by which the shareholder’s notice must be delivered and publicize that date in a filing with the SEC or via press release at least 14 days prior to the date set by the board.
To be in proper written form, a shareholder’s notice to the Company must set forth as to such matter such shareholder proposes to bring before the annual general meeting:

•
a reasonably brief description of the business desired to be brought before the annual general meeting, including the text of the proposal or business, and the reasons for conducting such business at the annual general meeting;

•
the name and address, as they appear on the Company’s Register of shareholders, of the shareholder proposing such business and any Associated Person (as defined below);

•
the class or series and number of shares of the Company that are held of record or are beneficially owned by such shareholder or any Associated Person and any derivative positions held or beneficially held by the shareholder or any Associated Person;

•
whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Associated Person with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Associated Person with respect to any securities of the Company;

•
any material interest of the shareholder or an Associated Person in such business, including a reasonably detailed description of all agreements, arrangements and understandings between or among any of such shareholders or between or among any proposing shareholders and any other person or entity (including their names) in connection with the proposal of such business by such shareholder; and

•
a statement as to whether such shareholder or any Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law and the rules of the Designated Stock Exchange to carry the proposal.

An Associated Person of any shareholder includes:
•
any affiliate (as defined in the articles) of, or person acting in concert with, such shareholder;

•
any beneficial owner of shares of the Company owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made; and

•
any person controlling, controlled by or under common control with a person referred to in the preceding two bullets.

Shareholder’s Nomination of a Director
The Articles of Association also set forth requirements for shareholders wishing to nominate directors. An eligible shareholder who follows these procedures is not entitled to have their nomination included in the Company’s Proxy Statement and therefore would be required to solicit their own proxies in accordance with any applicable laws and rules.
For a nomination for election of a director to be made by a shareholder of the Company (other than directors to be nominated by any series of preferred shares, voting separately as a class), or nominations made pursuant to a contract with the Company, such shareholder must:
•
be a shareholder of record on both the date of the giving of the notice by such shareholder provided for in the Articles of Association and the record date for the determination of shareholders entitled to vote at such annual general meeting,

•
on each such date beneficially own more than 15% of the issued ordinary shares and

•
have given timely notice thereof in proper written form to the Secretary of the Company.

If a shareholder is entitled to vote only for a specific category of Directors at a meeting of the shareholders, such shareholder’s right to nominate one or more persons for election as a Director at the meeting shall be limited to such category of Directors.

To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the meeting; provided, that if less than 130 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.
To be in proper written form, a shareholder’s notice to the Secretary must set forth:
•
as to each nominating shareholder:

•
the information about the shareholder and its Associated Persons specified above under “Shareholder Proposals Other Than Director Nominations;” and

•
any other information relating to such shareholder that would be required to be disclosed pursuant to any applicable law and rules of the SEC or of the NYSE; and

•
as to each person whom the shareholder proposes to nominate for election as a director:

•
all information that would be required if such nominee was a nominating shareholder, as described above, except such information shall also include the business address and residence address of the person;

•
the principal occupation or employment of the person;

•
all information relating to such person that is required to be disclosed in solicitations of proxies for appointment of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act or any successor provisions thereto, and any other information relating to the person that would be required to be disclosed pursuant to any applicable law and rules of the SEC or of the NYSE; and

•
a description of all direct and indirect compensation and other material monetary arrangements and understandings during the past three years, and any other material relationship, between or among any nominating shareholder and its affiliates and associates, on the one hand, and each proposed nominee, his respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the Exchange Act if such nominating shareholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Company may require any proposed nominee to furnish such other information as may be reasonably required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company in accordance with the rules of the NYSE.

OTHER MATTERS
The Board does not know of any other business that will be presented at the Annual General Meeting. If any other business is properly brought before the Annual General Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions. We urge you to submit your signed proxy promptly.
BY ORDER OF THE BOARD OF DIRECTORS
Jaspal Chahal
Chief Legal Officer and General Counsel
[           ], 2022
Our Annual Report on Form 10-K for the year ended December 31, 2021 has been mailed with this Proxy Statement.
You may also review that document and all exhibits on our website (http://ir.clarivate.com).
We will provide printed copies of exhibits to the Annual Report on Form 10-K but will charge a reasonable fee per page to any requesting shareholder. Send that request in writing to Clarivate Plc, 70 St Mary Axe, London EC3 8BA, United Kingdom, Attention: Investor Relations.
The request must include a representation by the shareholder that as of our Record Date, March 7, 2022, the shareholder was entitled to vote at the Annual General Meeting.

APPENDIX A
SHARE REPURCHASE AGREEMENT
This Share Repurchase Agreement, dated as of [           ] (this “Agreement”), is made between [Shareholder Party] (“Seller”) and Clarivate Plc, a company limited by shares incorporated under the laws of Jersey, Channel Islands (the “Company”).
WHEREAS, Seller wishes to sell to the Company, and the Company wishes to purchase from Seller, ordinary shares (“Ordinary Shares”) of the Company on the terms and subject to the conditions set forth in this Agreement (the “Repurchase Transaction);
WHEREAS, the shareholders of the Company have approved the Repurchase Transaction in the manner required by the Companies (Jersey) Law 1991 (the “Jersey Companies Law”); and
WHEREAS, the board of directors of the Company (the “Board”) has formed a special committee of the Board (the “Special Committee”) comprised solely of directors not affiliated with Seller, and the Special Committee has approved the Repurchase Transaction on the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
Article 1
SALE AND REPURCHASE
Section 1.1.   Repurchase.   On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), Seller shall sell and transfer to the Company, and the Company shall purchase from Seller, [            ] Ordinary Shares (the “Repurchased Shares”). The price for each Repurchased Share will be equal to $[            ] (the “Per Share Purchase Price”).
Section 1.2.   Closing.   The closing of the Repurchase Transaction (the “Closing”) shall be held at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017 at 9:00 A.M. New York time on [ ] (the “Closing Date”). At the Closing:
(a)
Seller shall deliver or cause to be delivered to the Company all of Seller’s right, title and interest in and to the Repurchased Shares, free and clear of all liens, claims, security interests and other encumbrances (collectively, “Encumbrances”), other than Encumbrances under applicable securities laws and the Company’s articles of association and the Shareholders Agreement (collectively, “Permitted Encumbrances”), together with all documentation reasonably necessary to transfer to the Company such right, title and interest; and

(b)
the Company shall pay to Seller the aggregate Per Share Purchase Price for the Repurchased Shares in immediately available funds by wire transfer to an account in accordance with the instructions provided by Seller to the Company no later than two business days prior to the Closing.

Section 1.3.   Closing Conditions.
(a)
The obligation of the Company to purchase and pay for the Repurchased Shares on the Closing Date is subject to the satisfaction or waiver of the following conditions:

(i)
each representation and warranty made by Seller in Article 2 below shall be true and correct on and as of the Closing Date as though made as of the Closing Date;

(ii)
the receipt by the Special Committee of a fairness opinion from [           ], in the form previously reviewed by the Special Committee or as otherwise may be acceptable to the Special Committee, stating to the effect that, based on and subject to the limitations and assumptions set forth therein, the Per Share Purchase Price to be paid by the Company pursuant to this Agreement is fair, from a financial point of view, to the Company and the shareholders of the Company other than Seller; and
(iii)
the Special Committee shall have made a statutory solvency statement that, immediately following the Closing Date, the Company will be able to discharge its liabilities as they fall due and, having regard to those factors prescribed by the Jersey Companies Law, the Company will be able to continue to carry on business and discharge its liabilities as they fall due for the 12 months immediately following the Closing Date (or until the Company is dissolved on a solvent basis, if earlier).

(b)
The obligation of Seller to sell the Repurchased Shares on the Closing Date is subject to the condition that each representation and warranty made by the Company in Article 3 below shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

Article 2
REPRESENTATIONS AND WARRANTIES OF SELLER
Seller hereby makes the following representations and warranties to the Company:
Section 2.1.   Existence.   Seller has been duly formed and is validly existing under the laws of jurisdiction of organization.
Section 2.2.   Power and Authority.   Seller has the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.
Section 2.3.   Authorization.   This Agreement has been duly authorized, executed and delivered by or on behalf of Seller and constitutes a valid and binding agreement of Seller enforceable in accordance with its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.
Section 2.4.   No Conflicts.   The execution, delivery and performance by Seller of this Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Seller is a party or by which Seller is bound, (b) result in any violation of the provisions of the organizational documents of Seller or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach, violation or default that would not materially and adversely affect the sale of the Repurchased Shares and the consummation of any other transaction herein contemplated.
Section 2.5.   Title.   As of the date hereof and immediately prior to the delivery of the Repurchased Shares at the Closing, Seller is, and will be, the sole legal and beneficial owner of, and holds, and will hold, good and valid title to, the Repurchased Shares, free and clear of all Encumbrances (other than Permitted Encumbrances).
Article 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby makes the following representations and warranties to Seller:
Section 3.1.   Existence.   The Company has been duly incorporated and is validly existing and in good standing under the Jersey Companies Law.
Section 3.2.   Power and Authority.   The Company has the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation of the transaction contemplated hereby has been duly and validly taken.

Section 3.3.   Authorization.   This Agreement has been duly authorized, executed and delivered by or on behalf of the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.
Section 3.4.   No Conflicts.   The execution, delivery and performance by the Company of this Agreement will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, (b) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach, violation or default that would not materially and adversely affect the purchase of the Repurchased Shares and the consummation of any other transaction herein contemplated.
Section 3.5.   Sufficient Funds.   The Company will have, as of the Closing Date, access to legally available funds sufficient to consummate the Repurchase Transaction.
Article 4
MISCELLANEOUS
Section 4.1.   Termination.   This Agreement may be terminated prior to the Closing only by mutual written consent of the parties.
Section 4.2.   Further Assurances.   Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such agreements, instruments and other documents, and take such other actions consistent with the terms of this Agreement, as the other party may reasonably request from time to time in order to carry out the purposes of this Agreement.
Section 4.3.   Fees and Expenses.   Promptly following delivery by the Company to Seller of a written request for payment (but in no event later than two (2) business days following delivery thereof), Seller shall reimburse the Company for any Special Committee Transaction Expenses in immediately available funds to an account designated by the Company in such written request. For purposes of this Agreement, “Special Committee Transaction Expenses” means any reasonable and documented out-of-pocket costs, fees and expenses incurred by the Special Committee, including the fees and expenses of legal and financial advisors to the Special Committee, in connection with the transaction contemplated hereby (but, for the avoidance of doubt, not including any fees that may be payable to the directors serving on the Special Committee); provided that the Special Committee Transaction Expenses shall not exceed $[           ] in the aggregate.
Section 4.4.   Survival.   All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby.
Section 4.5.   Amendments and Waivers.   Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only by written agreement executed by the parties hereto.
Section 4.6.   Assignment; Binding Agreement.   This Agreement and the rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto, and neither party may assign any of its rights or delegate any of its obligations hereunder without the express written consent of the other party.
Section 4.7.   No Third Party Beneficiaries.   Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or a successor or permitted assignee of a party to this Agreement.

Section 4.8.   Entire Agreement.   This Agreement constitutes the sole and entire agreement among the parties with respect to the subject matter of this Agreement, and supersedes all prior representations, agreements and understandings, written or oral, with respect to the subject matter hereof.
Section 4.9.   Severability.   In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law. To the extent that any such provision is so held to be invalid, illegal or unenforceable, the parties shall in good faith use commercially reasonable efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.
Section 4.10.   Counterparts.   This Agreement may be signed in any number of counterparts, each of which shall be deemed an original (including signatures delivered via facsimile or electronic mail) with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto may deliver this Agreement by facsimile or by electronic mail and each party shall be permitted to rely upon on the signatures so transmitted to the same extent and effect as if they were original signatures.
Section 4.11.   GOVERNING LAW.   THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
Section 4.12.   CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.   Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated thereby; provided, that such consent to jurisdiction is solely for the purpose referred to in this Section 4.12 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Each of the parties hereby agrees not commence any such action, suit or proceeding other than before one of the above-named courts. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 4.13.   Notices.   Unless otherwise provided in this Agreement, all notices and other communications provided for hereunder shall be dated and in writing and shall be deemed to have been given (i) when delivered, if delivered personally, sent by email or sent by registered or certified mail, return receipt requested, postage prepaid, provided that such delivery is completed during normal business hours of the recipient, failing which such notice shall be deemed to have been given on the next business day, (ii) on the next business day if sent by overnight courier and delivered on such business day within ordinary business hours and, if not, the next business day following delivery; and (iii) when received, if received during normal business hours and, if not, the next business day after receipt, if delivered by means other than those specified above. Such notices shall be delivered to the address set forth below, or to such other address as a party shall have furnished to the other party in accordance with this Section.
If to Seller, to:
[           ]
Attention: [           ]
Email: [           ]
(with a copy emailed to [           ])

If to the Company, to:
70 St Mary Axe
London EC3 8BA
United Kingdom
Attention: General Counsel
Email: jaspal.chahal@clarivate.com
(with a copy emailed to joseph.hall@davispolk.com)
Section 4.14.   Interpretation.   The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.
[SHAREHOLDER PARTY]
By:

Name:
Title:
CLARIVATE PLC
By:

Name:
Title:

APPENDIX B
Non-GAAP Financial Metrics
Non-GAAP financial metrics are a basis upon which our management assesses our performance and we believe they reflect the underlying trends and indicators of our business. Although we believe these measures are useful for investors for the same reasons, these measures are not a substitute for GAAP financial measures or disclosures. We provide reconciliations of these non-GAAP financial metrics to the corresponding most closely related GAAP measure.
Adjusted Revenues
Adjusted Revenues excludes the impact of the deferred revenues purchase accounting adjustments (recorded in connection with recent acquisitions). We present these measures because we believe they are useful to readers to better understand the underlying trends in our operations.
Our presentation of Adjusted Revenues is for informational purposes only and is not necessarily indicative of our future results. You should compensate for these limitations by relying primarily on our GAAP results and only using non-GAAP financial metrics for supplementary analysis.
The following table presents our calculation of Adjusted Revenues for the twelve months ended December 31, 2021 and 2020 and a reconciliation of this measure to our Revenues, net for the same periods:
	Year Ended December 31,
(in millions)	2021	2020
Revenues, net	$1,876.9	$1,254.0
Deferred revenues adjustment(1)	4.0	23.1
Adjusted revenues, net	$1,880.8	$1,277.1

(1)
Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of FASB ASU No. 2021-08, “Accounting for Contract Assets and Contract Liabilities from Contracts with Customers”. In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with Topic 606 as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to the fiscal year 2021.

Adjusted EBITDA and Adjusted EBITDA margin
Adjusted EBITDA is presented because it is a basis upon which our management assesses our performance, and we believe it is useful for investors to understand the underlying trends of our operations. Adjusted EBITDA represents net income (loss) before provision for income taxes, depreciation and amortization, interest income and expense adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income and expense from divestitures), share-based compensation, mandatory convertible preferred share dividend expense, unrealized foreign currency gains/(losses), costs associated with the transition services agreement with Thomson Reuters, which we entered into in connection with our separation from Thomson Reuters in 2016, separation and integration costs, transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, costs related to our merger with Churchill Capital Corp in 2019, non-operating income or expense, the impact of certain non-cash, mark to market adjustments on financial instruments and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period. Per Clarivate’s Non-GAAP policy effective January 1, 2021, we have ceased use of adjustments for costs in connection with our separation from Thomson Reuters including costs related to the transition services agreement and separation, integration, and transformational expenses, as well as costs related to our merger with Churchill Capital Corp in 2019. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Adjusted Revenues.
Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that our projections and estimates will be realized in their entirety or at all. In addition, because of these limitations, Adjusted EBITDA should not be considered as a measure of liquidity or discretionary cash available to us to fund our cash needs, including investing in the growth of our business and meeting our obligations. You should compensate for these limitations by relying primarily on our GAAP results and only use Adjusted EBITDA and Adjusted EBITDA margin for supplementary analysis.
The following table presents our calculation of Adjusted EBITDA for the year ended December 31, 2021 and 2020 and reconciles these measures to our Net loss for the same periods:
	Year Ended December 31,
(in millions)	2021	2020
Net loss attributable to ordinary shares	$(312.0)	$(350.6)
Dividends on preferred shares	41.5	—
Net loss	(270.4)	(350.6)
Provision (benefit) for income taxes	12.3	(2.7)
Depreciation and amortization	537.8	303.2
Interest expense and amortization of debt discount, net	252.5	111.9
Deferred revenues adjustment(1)	4.0	23.1
Transaction related costs(2)	46.2	99.3
Share-based compensation expense	139.6	70.5
Gain on sale of Techstreet	—	(28.1)
Restructuring and impairment(3)	129.5	56.1
Mark to market adjustment on financial instruments(4)	(81.3)	205.1
Other(5)	30.4	(1.1)
Adjusted EBITDA	$800.4	$486.6
Adjusted EBITDA Margin	42.6%	38.1%

(1)
Reflects the deferred revenues adjustment made as a result of purchase accounting prior to the adoption of FASB ASU No. 2021-08, “Accounting for Contract Assets and Contract Liabilities from Contracts with Customers”. In the fourth quarter of 2021, Clarivate adopted ASU No. 2021-08 which allows an acquirer to account for the related revenue contracts in accordance with Topic 606 as if it had originated the contracts. This guidance was applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to the fiscal year 2021.

(2)
Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. This also includes the mark to market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions.

(3)
Reflects costs related to restructuring and impairment associated with the acquisition of primarily DRG and CPA Global in 2020. This also includes costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments. During 2021, the CPA Global plan continued as well as the addition of the One Clarivate and ProQuest Programs, which were approved restructuring actions to streamline operations within targeted areas of the Company. Additionally, during the year ended December 31, 2021 and 2020, we incurred impairment charges taken on right-of-use assets of $57,305 and $4,771 respectively, relating the exit and ceased use of leased properties.

(4)
Reflects mark to market adjustments on financial instruments under Accounting Standards Codification 815, Derivatives and Hedging, (“ASC 815”). Warrant instruments that do not meet the criteria to be considered indexed to an entity’s own stock shall be initially classified as a liability at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the liabilities are reported through earnings.

(5)
Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance. The 2021 YTD detail also includes an accrual of $8,000 for a legal case. The 2020 detail also includes costs related to a transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor. For 2020, this also includes costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs include mainly transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in selling, general and administrative costs in our income statement, as well as expenses related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016 mainly related to the integration of separate business units into one functional organization and enhancements in our technology. These costs were largely wound down by the end of 2020.

Free Cash Flow and Adjusted Free Cash Flow
We use free cash flow and adjusted free cash flow in our operational and financial decision-making and believe free cash flow and adjusted free cash flow is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate our competitors and to measure the ability of companies to service their debt.
Our presentation of free cash flow and adjusted free cash flow should not be construed as a measure of liquidity or discretionary cash available to us to fund our cash needs, including investing in the growth of our business and meeting our obligations. You should compensate for these limitations by relying primarily on our GAAP results.
We define free cash flow as net cash provided by operating activities less capital expenditures. Adjusted free cash flow is calculated as free cash flow, less cash paid for restructuring and lease-exit activities, transition services agreement, transition, transformation and integration expenses, transaction related costs, interest on debt held in escrow, and debt issuance costs offset by cash received for hedge accounting transactions. Per Clarivate’s Non-GAAP policy effective January 1, 2021, we have ceased use of adjustments for costs in connection with our separation from Thomson Reuters including costs related to the transition services agreement and separation, integration, and transformational expenses, as well as costs related to our merger with Churchill Capital Corp in 2019.

The following table reconciles our non-GAAP free cash flow and Adjusted free cash flow measure to net cash provided by operating activities:
	Year Ended December 31,
(in millions)	2021	2020
Net cash provided by operating activities	$323.8	$263.5
Capital expenditures	(118.5)	(107.7)
Free cash flow	205.2	155.8
Cash paid for restructuring costs(1)	80.3	26.0
Cash paid for transaction related costs(2)	78.2	95.8
Cash paid for transition, integration and other costs(3)	1.6	20.3
Cash paid for transition services agreement(4)	—	(2.2)
Cash paid for debt issuance costs	57.8	7.7
Cash paid for interest held in escrow(5)	36.3	—
Cash received for hedge accounting transactions	—	(1.7)
Adjusted free cash flow	$459.4	$301.7

(1)
Reflects cash payments for costs primarily related to restructuring and lease-exit activities associated with the acquisition of DRG and CPA Global in 2020. This also includes cash paid for costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments.

(2)
Includes cash paid for costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs.

(3)
Includes cash paid for costs incurred in 2020 and 2019 in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives, costs for which were largely wound down by December 31, 2020, as well as other costs that do not reflect our ongoing operating performance.

(4)
In 2020, this is related to a new transition services agreement, offset by the reverse transition services agreement from the sale of MarkMonitor assets.

(5)
Reflects the portion of cash paid on interest expense incurred on the principal related to the 2021 debt offering, that was held in escrow until the completion of the pending acquisition of ProQuest on December 1, 2021. Clarivate used the net proceeds to finance a portion of the purchase price and therefore, considered as part of the transaction costs associated with the pending acquisition.

Clarivate™

SCAN TO
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please mail your proxy card in the enclosed postage-paid return envelope no later than April 18, 2022 in order to allow sufficient time for us to receive your proxy card by mail.

VOTE BY EMAIL
You can also vote by email by sending a scanned PDF version of the original voted proxy card by email to AGM2022@clarivate.com. A proxy card sent to us by email must be received by us no later than 11:59 P.M. Eastern Time on May 3, 2022.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D76692-P68089

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLARIVATE PLC

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Jerre Stead	☐	☐	☐
1b. Valeria Alberola	☐	☐	☐
1c. Michael Angelakis	☐	☐	☐
1d. Jane Okun Bomba	☐	☐	☐
1e. Usama N. Cortas	☐	☐	☐
1f. Konstantin Gilis	☐	☐	☐
1g. Balakrishnan S. Iyer	☐	☐	☐
1h. Adam T. Levyn	☐	☐	☐
1i. Anthony Munk	☐	☐	☐
1j. Richard W. Roedel	☐	☐	☐
1k. Andrew Snyder	☐	☐	☐
1l. Sheryl von Blucher	☐	☐	☐
1m. Roxane White	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2, 3, 4, 5 AND 6.	For	Against	Abstain
2. AUTHORIZATION TO REPURCHASE ORDINARY SHARES IN OPEN-MARKET TRANSACTIONS.	☐	☐	☐
3. AUTHORIZATION TO REPURCHASE ORDINARY SHARES FROM ANY SHAREHOLDER PARTY TO THAT CERTAIN REGISTRATION RIGHTS AGREEMENT WITH THE COMPANY DATED AS OF OCTOBER 1, 2020, AS AMENDED.	☐	☐	☐
4. AUTHORIZATION TO REPURCHASE 5.25% SERIES A MANDATORY CONVERTIBLE PREFERRED SHARES IN OPEN-MARKET TRANSACTIONS.	☐	☐	☐
5. APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.	☐	☐	☐
6. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual General Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" all director nominees in Proposal 1 and "FOR" Proposals 2, 3, 4, 5 and 6.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D76693-P68089

CLARIVATE PLC
Annual General Meeting of Shareholders
May 5, 2022 1:00 PM BST/8:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jerre Stead, Jonathan Collins and Jaspal Chahal, and each of them, each with the power of substitution and power to act alone, as proxies to vote all the ordinary shares that the undersigned would be entitled to vote if personally present and acting at the Annual General Meeting of Shareholders of Clarivate PLC to be held on May 5, 2022 or at any postponement or adjournment thereof.

(Continued and to be signed on reverse side)